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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 13, 2007 (August 10, 2007)

Date of Report (Date of earliest event reported)

                                       REDDI BRAKE SUPPLY CORPORATION________________

 (Exact name of small business issuer as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

(Address of Principal Executive Offices)

(801) 521-3292

Registrant’s Telephone Number, Including Area Code:

1175 East 400 South, Suite 900

Salt Lake City, Utah 84111

(Former name or former address, if changed since last report)

____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

(a)

Date of completion.

On August 10, 2007, Reddi Brake Supply Company (“Reddi Brake”) completed a transaction with a Nevada corporation known as Hidden Splendor Resources, Inc. (“Hidden Splendor”) under the terms of which Reddi Brake acquired 100% of the issued and outstanding shares of Hidden Splendor.

(b)

Brief description of the assets involved.

Under the terms of its acquisition of Hidden Splendor, Reddi Brake acquired the business operations of Hidden Splendor.  Hidden Splendor owns and operates a coal mine known as the Horizon Mine located near Helper, Utah.

(c)

Entity from which the Assets were acquired.

Reddi Brake acquired 100% of the issued and outstanding shares of Hidden Splendor from the shareholders of Hidden Splendor, namely Cecil Ann Walker, Alexander H. Walker, Jr., Timotha Ann Kent, Alexander H. Walker III and Amanda Cardinalli.  Cecil Walker and Alexander H. Walker, Jr. are husband and wife and the other shareholders listed above are their children.

(d)

Nature and amount of consideration.

The consideration paid for the 100% of the 25,000,000 shares of Hidden Splendor common stock issued and outstanding as of August 10, 2007 was the issuance of 52,945,200 shares of Reddi Brake common stock.

(e)  Relationship between the Company and any source of funds used in acquisition.

Only shares of common stock of Reddi Brake were used to purchase the shares of Hidden Splendor.  No other funds were used.

(f)

Form 10-SB disclosure in connection with the acquisition.

The following information is that which the Company would disclose on Form 10-SB if such a form was being filed by the Company in connection with the business operations of Hidden Splendor Resources, Inc.  Because the only business operations of Reddi Brake following August 10, 2007 shall be the business operations of Hidden Splendor Resources, Inc., the following information relates to the business operations of Hidden Splendor Resources, except where noted.

Summary of Coversheet Information if Hidden Splendor was the Registrant

Exact name of registrant:	Hidden Splendor Resources, Inc.

State of incorporation:	Nevada

IRS Employer ID No.:	88-0315046

Address of Principal office:	57 West 200 South, Suite 400
Salt Lake City, Utah 84101

Telephone Number:	(801)521-3292

Securities to be registered
Under section 12(g):	Common stock

Item 1.

Description of Business.

A description of the business of Reddi Brake is contained in the Company’s Form 10-KSB filed with the Securities and Exchange Commission on August 8, 2007.  Item 1 of Part 1 of that form is incorporated herein by this reference to the extent necessary for an understanding of the business development of Reddi Brake.  The information provided below relates to Hidden Splendor.

(a)

Business Development.

(1)

Form and Year of Organization.

Hidden Splendor Resources, Inc., a Nevada corporation (“Hidden Splendor”), was originally incorporated on May 30, 1990 under the name Cliquot Corporation.  The Company did no business under that name and on May 21, 1993, the Company’s name was changed to Hidden Splendor Resources, Ltd.  From May 1993 to March 2003 the Company’s business was limited to investment activities for the benefit of the Company’s then only two shareholders, Alexander H. Walker, Jr. and Cecil Ann Walker.

In March of 2003, the Company acquired the coal mine operations of the Horizon Mine located near Helper, Utah.  The Company purchased such operations at a sale of the assets of a corporation known as Lodestar Energy.  The Company purchased the Horizon Mine coal operations out of Lodestar Energy’s bankruptcy proceeding.  Shortly thereafter the Company’s name was changed from Hidden Splendor Resources, Ltd. to Hidden Splendor Resources, Inc.

The Company commenced its production operations at the Horizon Mine in August of 2003 and has operated the Horizon Mine as an active working coal mine since that time.

(2)

Bankruptcy, Receivership or Similar Proceeding.

Hidden Splendor has not been the subject of any bankruptcy proceeding, receivership or similar proceeding.

(3)

Any Material Reclassification, Merger, Consolidation or Purchase or Sale of a Significant Amount of Assets Not in the Ordinary Course of Business.

The Acquisition of the Horizon Mine.

In March of 2003, Hidden Splendor purchased the coal mine operations of the Horizon Mine, a coal mine located in the State of Utah, from the Bankruptcy Trustee in the bankruptcy proceeding involving two companies known as Lodestar Energy, Inc. and Lodestar Holdings, Inc. (collectively “Lodestar”).  Loadstar was engaged in the coal mining business and operated coal mines in Kentucky, Utah and Colorado.  The Horizon Mine was one of Loadstar’s coal mining operations.  In March of 2001, involuntary petitions were filed against two Loadstar companies in the United States Bankruptcy Court in the State of Kentucky.  In early 2003 the trustee in that bankruptcy action sold all of Loadstar’s operations.  Hidden Splendor was the successful bidder on the operations at the Horizon Mine and on or about March 18, 2003, an order was signed by the judge in bankruptcy proceeding approving Hidden Splendor’s purchase of the Horizon Mine operations.

In August of 2003, Hidden Splendor reopened the coal mining operations at the Horizon mine and began producing coal from that mine.

The Reddi Brake Transaction

In April of 2007, Hidden Splendor entered into negotiations with Reddi Brake in connection with Reddi Brake’s acquisition of Hidden Splendor and Hidden Splendor’s operations at the Horizon Mine.  On August 10, 2007, Reddi Brake’s acquisition of Hidden Splendor was completed.  Under the terms of the Exchange Agreement between Hidden Splendor and Reddi Brake regarding that acquisition, Reddi Brake agreed to issue 52,945,200 shares of its common stock to the shareholders of Hidden Splendor in exchange for 100% of the 25,000,000 issued and outstanding shares of common stock of Hidden Splendor.  With this transaction completed, Hidden Splendor became a wholly-owned subsidiary of Reddi Brake and the operations at the Horizon Mine became the sole business operations of Reddi Brake.

(b)

Business of Issuer.

(1)

Principal Products or Services and Their Markets.

Hidden Splendor’s one and only product is coal extracted from the operations of the Horizon Mine, a coal mine located approximately 11 miles west of Helper, in Carbon County, Utah.

This mine produces what is commonly known as “steam coal,” that is, coal used to heat water to create steam which, in turn, is used to turn turbine engines to produce electricity.  While steam coal primarily is sold to power companies for use in coal fired power plants, steam coal also can be used in the production process for concrete and often is sold in the western United States for this purpose.  Since 2003, the market for the coal mined from the Horizon Mine has been sold to local utilities, other coal mining operations, a concrete producer and a coal broker.

(2)

Distribution Methods of the Products or Services.

Coal mined from the Horizon Mine is loaded into trucks which haul the coal either directly to end users of the coal or to distribution facilities known as loadouts where the coal is loaded into rail cars and transported via rail to customers.  The Horizon mine is located approximately 8 miles from the nearest loadout facility and approximately 16 miles from the loadout facility most commonly used to ship our coal to end users.

Currently, Hidden Splendor utilizes the services of a coal broker known as Commonwealth Coal.  Commonwealth has helped Hidden Splendor design its coal sales in a manner which has placed most of the costs of transportation on the purchasers of the coal.  Thus, Hidden Splendor sells the coal mined at the Horizon Mine on a “FOB the mine” basis.  That is, Hidden Splendor is paid for the coal mined from the Horizon Mine as that coal is loaded into trucks at the mine site.  Once the coal is loaded into those trucks, the coal belongs to our customers.

(3)

Status of Any Publicly Announced New Product or Service.

None.

(4)

Competitive Business Conditions and the Issuer’s Position in the Industry and Methods of Competition.

The coal mining business is highly competitive. We face substantial competition in connection with the marketing and sale of our coal.  Most of our competitors are well established, have greater financial, marketing, personnel and other resources, and have been in business for longer periods of time.  Indeed, in the State of Utah, Hidden Splendor is likely the smallest producer of coal in terms of production, reserves and available capital resources.  There is no assurance that we can maintain or expand our market share. The greater financial resources of such competitors will permit them to implement extensive marketing and production programs.  Hidden Splendor’s place in the market for coal currently is limited to providing a supplemental supply of coal to customers who buy the majority of the coal they need from the other coal mining operations in the area.  Hidden Splendor competes in this market not so much as a direct competitor with the other larger, well established coal operations, but as a supplemental source for coal.

According to the Utah Geological Survey of the Utah Division of Natural Resources, there were 10 active coal mines in the State of Utah during 2006, of which the Horizon Mine was one.  The same source indicates that those 10 active coal mines produced a total of approximately 26,304,000 tons of coal in 2006.  But during 2006, Hidden Splendor’s operations at the Horizon Mine yielded 256,025 tons of coal, which is less than 1% of the total tons mined in Utah during that year.

(5)

Sources and Availability of Raw Materials and Names of Principle Suppliers.

Hidden Splendor obtains materials from a large number of suppliers, none of which is an exclusive supplier of any one supply used by Hidden Splendor in connection with operations of the Horizon Mine.

(6)

Dependence on One or a Few Major Customers.

As of the date of this Form 8-K, Hidden Splendor’s major customer is Commonwealth Coal Company of Richmond, Virginia.  On or about April 5, 2005, Hidden Splendor entered into a Coal Sales Agreement with Commonwealth Coal under the terms of which Hidden Splendor still owes Commonwealth approximately 500,000 tons of coal.  Also, Hidden Splendor has a marketing agreement with Commonwealth Coal under the terms of which Commonwealth is entitled to participate in the marketing of coal produced at the Horizon Mine until December 31, 2007.  Accordingly, until December 31, 2007, Hidden Splendor anticipates that Commonwealth Coal will continue to be the main purchaser of coal sold by Hidden Splendor.  During 2007 Commonwealth Coal has rejected some of the coal produced at the Horizon Mine based on quality of the coal and the requirements for coal quality contained in the agreement between Hidden Splendor and Commonwealth.  Hidden Splendor has been able to sell the coal rejected by Commonwealth, but does not anticipate that the level of coal rejected by Commonwealth will reach substantial amounts of the coal produced by Hidden Splendor at the Horizon Mine for the remainder of 2007.

(7)

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts.

The Company has no patents, trademarks, licenses, franchises, concessions or collectively bargained labor contracts.

The Company does pay a royalty to the federal government on coal sales.  This royalty currently is equal to 8% of all coal sales and is payable on a monthly basis.  The Company has applied for a reduction in the royalty rate which applies to its coal sales, but as of the date of the filing of this form, the Company has not received an approval of a reduction in the royalty it is obligated to pay.

(8)

Governmental Approvals.

Hidden Splendor conducts the operations at the Horizon Mine under the authority of an operating permit granted by the State of Utah Natural Resources Department, Division of Oil Gas and Mining (“DOGM”).  Also, Hidden Splendor’s mining operations are subject to approval from the Federal Bureau of Land Management (the “BLM”).  In this regard, Hidden Splendor has filed a Resource Recovery and Protection Plan (known as a “R2P2”) with the BLM and DOGM.  The R2P2 details the Company’s mining plan in connection with various requirements imposed by both the state and federal governmental entities (see discussion of “Effect of Governmental Relation” below).

(9)

Effect of Governmental Regulation.

The coal mining industry is subject to increasingly strict regulation by federal, state and local authorities with respect to matters such as:

☐	limitations on land use;
☐	employee health and safety;
☐	mandated benefits for retired coal miners;
☐	mine permitting and licensing requirements;
☐	reclamation and restoration of mining properties after mining is completed;
☐	air quality standards;

☐	water pollution;
☐	protection of human health, plant life and wildlife;
☐	the discharge of materials into the environment;
☐	surface subsidence from underground mining; and
☐	the effects of mining on groundwater quality and availability.

In particular, federal and state statutes require us to restore mine property in accordance with specific standards and an approved reclamation plan, and require that we obtain and periodically renew permits for mining operations. If we do not make adequate provisions for all expected reclamation and other costs associated with mine closures, it could harm our future operating results. In addition, state and federal regulations impose strict standards for particulate matter emissions which may restrict our ability to develop new mines or could require us to modify our existing operations and increase our costs of doing business.

Federal and state safety and health regulation in the coal mining industry may be the most comprehensive and pervasive system for protection of employee safety and health affecting any segment of the U.S. industry. It is costly and time-consuming to comply with these requirements and new regulations or orders may materially adversely affect our mining operations or cost structure, any of which could harm our future results.

Under federal law, each coal mine operator must secure payment of federal black lung benefits to claimants who are current and former employees and contribute to a trust fund for the payment of benefits and medical expenses to claimants who last worked in the coal industry before July 1973. The trust fund is funded by an excise tax on coal production. If this tax increases, or if we could no longer pass it on to the purchaser of our coal under many of our long-term sales contracts, it could increase our operating costs and harm our results. New regulations that took effect in 2001 could significantly increase our costs with contesting and paying black lung claims. If new laws or regulations increase the number and award size of claims, it could substantially harm our business.

The costs, liabilities and requirements associated with these and other regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. Failure to comply with these regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of cleanup and site restoration costs and liens, the issuance of injunctions to limit or cease operations, the suspension or revocation of permits and other enforcement measures that could have the effect of limiting production from our operations. We may also incur costs and liabilities resulting from claims for damages to property or injury to persons arising from our operations. We must compensate employees for work-related injuries. If we do not make adequate provisions for our workers’ compensation liabilities, it could harm our future operating results. If we are pursued for these sanctions, costs and liabilities, our mining operations and, as a result, our profitability could be adversely affected. See “Environmental and other regulatory matters.”

The possibility exists that new legislation and/or regulations and orders may be adopted that may materially adversely affect our mining operations, our cost structure and/or our customers’ ability to use coal. New legislation or administrative regulations (or new judicial interpretations or administrative enforcement of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. These regulations, if proposed and enacted in the future, could have a materially adverse effect on our financial condition and results of operations.

(10)

Research and Development.

As the term “research and development” is defined under the Statement of Accounting Standards No. 2, Hidden Splendor has had no research and development costs throughout its history.

(11)

Costs of Compliance with Environmental Laws.

The Company incurs regular compliance costs associated with environmental laws.  These costs include the costs associated with water monitoring, maintaining a reclamation bond, and the payment of reclamation fees.

(12)

Number of Employees.

As of the date of this report, Hidden Splendor has approximately 78 employees, all of which are full-time employees.

(c)

Reports to Security Holders

The Company is a "reporting company" and it files reports with the Securities and Exchange Commission.  In this regard, the Company files quarterly reports on Form 10-QSB, annual reports on Form 10-KSB, and as required files reports on Form 8-K.  To the extent that the Company is required to deliver annual reports to security holders through its status as a reporting company, the Company shall deliver annual reports.  Also, to the extent the Company is required to deliver annual reports by the rules or regulations of any exchange upon which the Company's shares are traded, the Company shall deliver annual reports.  All annual reports will contain audited financial statements as may be required.

The public may read and copy any materials the Company files with the Securities and Exchange Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The Internet address of the Commission's site is (http://www.sec.gov).

Item 2.

 Management’s Discussion and Analysis.

(a)

Financial Condition and Results of Operations

The following discussion and analysis should be read together with the Consolidated Financial Statements of Hidden Splendor Resources, Inc. and the "Notes to Financial Statements" included hereunder in this report.  This discussion summarizes the significant factors affecting the consolidated operating results, financial condition and liquidity and cash flows of Hidden Splendor for the fiscal years ended December 31, 2005 and 2006 and unaudited financial information for the three months ended March 2006 and 2007.  Except for historical information, the matters discussed in this Management's Discussion and Analysis or Plan of Operation are forward-looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control.

(i)

Material changes in financial statement line items.

The following table presents a consolidated statement of operations data for each of the periods indicated and presents the percentage of change in each line item from one period to the next.  Changes in items which we feel have no meaningful impact on operations are marked with the designation NM, which we mean to indicate “not meaningful.”

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Revenue
Coal Sales	$5,465,793	$5,821,225	$6.5%

Costs and expenses
Coal production costs	3,466,478	4,857,109	40.1%
Depreciation and amortization	997,370	865,451	(13.2%)
General and administrative expenses	2,821,599	2,126,637	(24.6%)
Total costs and expenses	7,285,447	7,849,197	7.7%

Loss from operations	(1,819,654)	(2,027,972)	11.5%

Other income (expenses)
Realized gain on investment	1,524,914	200,000	(86.8%)
Other income	54,368	527,060	869.4%
Interest income	0	22,107	NM
Loss on sale of asset	0	(2,857)	NM
Interest expense	(263,437)	(418,562)	58.8%
Total other income (expense), net	1,315,845	327,748	(75%)

Net Loss	$(503,809)	$(1,700,224)	$237.5%

Revenue

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Revenue
Coal Sales	$5,465,793	$5,821,225	6.5%

The 6.5% increase in our coal sales from 2005 to 2006 is primarily due the increase in the price per ton we received for our coal.  While the tons of coal mined and sold in 2006 was less than the number of tons mined and sold in 2005, we received more per ton for our coal sold in 2006.  This was the result of two price increases in the amount per ton paid to us pursuant to our coal sales agreement.  We experienced one price increase at the end of the 1st quarter in 2005 and experienced another when we met certain delivery volumes in 2006.  We anticipate another such increase in late August or early September when another delivery milestone in the contract is reached.

Coal Production Costs

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Costs and expenses
Coal production costs	$3,466,478	$4,857,109	40.1%

Our coal production costs went up significantly in 2006.  This was primarily due to the fact that during the entire year we were involved in development mining and did no MRS extraction of pillar coal.  Our mining operations are what are known as “room-and-pillar” operations.  A room-and-pillar operation involves creating a network of interconnected tunnels in the coal seam.  These tunnels result from the excavation of a series of “rooms” into the coal bed, leaving “pillars” or columns of coal to help support the mine roof.  The rooms and pillars create what on a map looks like a series of city streets and blocks, with the streets being the open rooms and the blocks being the pillars of coal.  Creating this network of rooms and pillars is known as development mining.  Considerable time and materials are utilized in development mining in order to assure that the roof in the open areas of the mine is secure and supported.  Room-and-pillar mining also involves the removal of the pillars of coal from areas of the mine which have been fully developed.  We refer to this kind of mining as “pillaring” or “MRS extraction of pillar coal.”   Pillaring involves the use of roof support equipment known as mobile roof supports, or “MRS’s,” to support the roof of the mine while some of the pillars of coal are removed.   MRS’s are large track-driven, hydraulic canopies which are remotely operated.  The use of MRS’s in pillaring replaced an older method of retreat mining which involved supporting the roof of a mine with wooden posts only.

Pillaring involves backing out of a section of the mine as the pillars in that section are removed.  Because the pillars are being removed from the section, time and materials are not utilized to maintain the roof in that area of the mine.  The roof is maintained by the MRS’s which monitor the stress pushing down from the roof.  The roof of the area in which pillaring takes place is not maintained because as pillars are removed that roof falls in the area after the MRS units are remotely removed and that area of the mine is sealed off and abandoned.  Once the panel is fully created, pillaring takes place and the pillars are removed from the panel.  Once pillaring in a panel is completed, another panel is developed.

In 2005, we engaged in both development mining and pillaring.   In 2006, we only performed development mining.   As a result, our supply costs increased in 2006 as did our labor costs.  Our labor costs also increased in 2006 because in the last quarter of the year we hired additional miners in anticipation of expanded operations.  Our business insurance premium also increased in 2006 as did the costs associated with our mine lease.  Combined, these items accounted for the 40.1% increase we experienced in 2006 in our coal production costs.

Depreciation and Amortization

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Costs and expenses
Depreciation and amortization	$997,370	$865,451	(13.2%)

The decrease in our depreciation and amortization expenses was due to the fact that our equipment became one year older and the remaining depreciable amount on that equipment decreased.  We consider the decrease in depreciation in 2006 to be normal.  As we acquire new equipment, we anticipate the amount attributable to depreciation will increase.

General and Administrative Expense

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Costs and expenses
General and administrative expenses	$2,821,599	$2,126,637	(24.6%)

Our general and administrative expenses decreased in 2006 as the result of better cost controls we had in place in 2006 and the fact that we experienced $179,000 less in professional fees in 2006 than we did in 2005.

We anticipate that our professional fees will increase substantially in 2007 as our reporting obligations will require extensive services on the part of third-party professionals.  Our future efforts to obtain additional reserves also will increase our need for services from third-party professionals which should result in a marked rise in our general and administrative costs in future years.

Total Costs and Expenses

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Costs and expenses
Total costs and expenses	$7,285,447	$7,849,197	7.7%

On the whole, our total costs and expenses increased by 7.7% in 2006, mostly as the result of increased costs of mining.  Such costs were comprised on increases in materials used and increases in manpower.

During 2007, we expect our total costs and expenses to increase as we increase our coal production and as we pay for compliance costs associated with public company reporting.  Also, we anticipate that new safety regulations will come into effect in 2007.  While we do not know the extent of such new regulations, we anticipate that additional costs will flow from compliance with such new regulations.

Loss from Operations

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Costs and expenses
Loss from operations	$(1,819,654)	$(2,027,972)	11.5%

The 6.5% increase in coal sales revenues was insufficient to offset the increases in costs and expenses we incurred in 2006.  As a result, our loss from operations increased in 2006 by 11.5% over our loss for 2005.

Our mine plan for the future calls for the operation of a “two-section” mine, as opposed to the “one-section” mine we have been operating, which should result in higher coal production.

As of August 2007, we operated the Horizon Mine as what is known as “one section” mine.  That is, we mine in one area of the mine at any one time using one continuous miner, two shuttle cars and attendant equipment.  Thus, all of our production comes from operating one set of mining equipment in one area of the mine.  As a one section mine, any problems we encountered had a significantly adverse effect on production.  For example, when we encountered a fault in the coal seam which displaced the seam either up or down by several feet, we had to spend time mining through the faulted area to reach the seam past the fault.  We spent just as much time and used just as much material mining through the fault, but we mined no coal.

We now are attempting to operate the mine as a “two-section” mine.  That is, we will mine coal in two areas of the mine at the same time.  Optimally, one section will be pillaring a developed panel while in another section a panel is being developed.  Because development mining involves significant roof support efforts and often discovers problem areas in the mine, such as faults in the coal seam or inflows of water, development mining is more capital intensive than pillaring.  By operating two sections, the Company can blend the two types of mining and will have the flexibility to deal with adverse conditions which may affect mining in any one section.  By operating two sections, the Company plans to increase production, though there can be no guarantee that increased production will in fact offset the costs of operating a two-section mine.

Realized Gain on Investment & Other Income

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Other income (expenses)
Realized gain on investment	$1,524,914	$200,000	(86.8%)
Other income	54,368	527,060	869.4%

Our realized gain on investment and other income in both 2005 and 2006 relates to our sale of securities owned by the Company.  There is a large decrease in the gain realized in 2006 because we did not sell as much of these securities.  In fact, in 2006 we sold the last of these securities and we anticipate no further sales in 2007.

Interest Expense

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Other income (expenses)
Interest expense	$(263,437)	$(418,562)	58.8%

Our interest expense increased in 2006 as the result of additional bank loan obligations we incurred.  Our entire debt load was not in place for all of 2005 and as a result the interest which accrued on that debt was greater in 2006 than it was in 2005.

We anticipate that such interest expense will be greater in 2007 as the result of delayed payments on such debt and the accumulation of additional interest and fees associated with such late payments.

Total Other Income (Expenses), Net

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Other income (expenses)
Total other income (expense), net	$1,315,845	$327,748	(75%)

Total other income decreased in 2006 as a direct result of the decrease in the amount of securities owned by the Company which were sold in 2006.  In 2006, as noted above, we sold the remainder of the securities of other companies which we owned in order to continue to fund operations.

That practice no longer will be an option in 2007 and we will have to support operations through revenues from coal sales, infusions of cash by shareholders and/or management, funds from conventional lending and with proceeds from the sale of our equity securities.  There is no assurance that any of these methods will result in adequate funding of our operations.  If we are unable to obtain adequate funding, our operations will fail.

Net Loss

	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006	Percentage Change (Decrease)
Net Loss	$(503,809)	$(1,700,224)	237.5%

The large increase in our net loss in 2006 is the result of the decrease in income from sales of securities formerly owned by the Company.  In 2005, significantly more income was generated from such sales which offset losses to a much larger extent than such sales did in 2006.

(ii)

Interim Period

Our financial statements filed herewith contain unaudited financial information regarding our results of operations for the interim periods of the three months ended March 31, 2006 and the three months ended March 31, 2007.  While we compare results for these periods hereunder, we note that factors which influence our results of operations do not necessarily occur in a specific quarter on a year-by-year basis.  Thus, a comparison of any one quarter in any year to the same quarter in another year may not be useful for an examination of our results of operations (see the discussion in the “The Risks Related to Our Common Stock” below).

The following table presents a consolidated statement of operations data for each of the periods indicated and presents the percentage of change in each line item from one period to the next.  Changes in items which we feel have no meaningful impact on operations are marked with the designation NM, which we mean to indicate “not meaningful.”

	For the Three Months Ended March 31, 2006 (Unaudited)	For the Three Months Ended March 31, 2007 (Unaudited)	Percentage Change (Decrease)
Revenue
Coal Sales	$1,512,350	$1,146,315	(24.2%)

Costs and expenses
Coal production costs	1,204,429	1,120,147	(7%)
Depreciation and amortization	313,815	336,123	7.1%
General and administrative expenses	735,765	343,500	(53.3%)
Total costs and expenses	2,254,009	1.799.770	(20.1%)

Loss from operations	(741,659)	(653,455)	(11.9%)

Other income (expenses)
Realized gain on investment
Other income	(160)		NM
Interest income		147	NM
Loss on sale of asset
Interest expense	111,276	86,955	(21.8%)
Total other income (expense), net	(111,436)	(86,808)	(22.1%)

Net Loss	$(853,095)	$(740,263)	(13.3%)

Revenue

Our revenues were down during the 1st quarter of 2007 when compared to the 1st quarter of 2006.  This is attributable to decreases in production of coal during the first quarter of 2007.  Such decreases were the result of difficult mining conditions encountered in the mine, such as unusually soft floors in one section of the mine.  These soft floors made it difficult for our equipment to move and slowed our mining operations.  Slowed operations resulted in less coal produced.

Costs and Expenses

Our costs and expenses during the first quarter of 2007 decreased by 20.1% when compared to our costs and expenses incurred in the same quarter in 2006.  The majority of this decrease came from decreased general and administrative expenses.  We spent less in such expenses in large part due to the fact that we had a similar decrease in cash from coal sales to spend.  With decreased coal sales impacting our liquidity, we were forced to spend less.

We do not expect our general and administrative expenses to continue to decrease.  In fact, we expect them to increase significantly in 2007 as we incur expenses related to our reporting obligations under applicable securities laws.

Other Income (Expense)

The only meaningful difference in items of other income and expense during the first quarter of 2007 as compared with the same quarter in 2006 was the total interest expense we incurred.  That expense decreased in 2007 quarter by 22.1% as compared to the 2006 quarter.  This resulted from the decrease in the total amount due on the obligation on which the interest accrued as those obligations decreased as payments were made in 2006.

Net Loss

Our net loss actually decreased in the first quarter of 2007 by 13.3%.  Nonetheless, we did operate at a loss and our financial condition suffered as a result.

(iii)

Sources of Liquidity.

In the past we have had four basic sources of liquidity: 1) revenue from coal sales; 2) infusions of cash from shareholders and/or officers; 3) sales of owned securities; and 4) proceeds from conventional financing.  Revenues from coal sales have not been sufficient to cover the expenses of operations in the past two years and we have relied on our other sources of liquidity to support operations.

Our revenues from coal sales have not been adequate because our operations are under capitalized.  That is, we require additional equipment in order to generate adequate production.  While we have invested in capital improvements in the past, additional investment in such improvements is necessary for adequate operations in the future.

Moving forward, our ability to continue to operate will be dependant on increased production and new sources of liquidity.  Our sources of liquidity for the future will be: revenue from coal sales; infusions of cash from shareholders and officers; and proceeds from the sale of the Company’s equity securities.

We intend to increase production, and thereby increase coal-sales revenue, by undertaking MRS pillar extraction operations in the 3rd and 4th quarters of 2007.  In the past, we have been able to produce over 30,000 tons of coal per month when we are engaged in pillaring using one continuous miner.  While we are pillaring, we intend to engage in development mining using our second continuous miner.  We should be able to add at least an additional 20,000 tons per month to our production through such development mining.   Also, we expect to receive an increase in the price per ton we receive for our coal in late August or early September under the terms of our sales contract.  These efforts, if successful, will result in profitable operations and will stabilize our ongoing operations.  It is possible, however, that conditions in the mine will prevent profitable operations.  We could experience equipment failures which reduce our production or encounter difficult mining conditions which slow our operations.  There is no assurance that our plans for increased production will be successful.

We also intend to sell the Company’s equity securities in order to raise funds to support operations.  We intend to use proceeds for such efforts to pay off some of the Company’s bank debt, purchase additional mining equipment and obtain additional reserves.  Paying off bank loans will improve our cash flow, purchasing additional equipment will improve our production and acquiring additional reserves will assure the long term life of our mine.  Again, there is no assurance that we will be successful in our effort to raise funds through the sale of our equity securities.  Our operations will suffer and may fail if we are unsuccessful.

(iv)

Commitments for capital expenditures.

We have no contractual commitments to purchase additional equipment or make capital improvements to our mine.  Nonetheless, as noted above, capital expenditures are necessary in order to assure the survival of our operations.

(v)

Income not related to mining operations.

During 2005 and 2006 we sold securities owned by the Company in order to raise sufficient funds for operations.  Such other income, as it is reported in our financial statements, is not related to our mining operations.  Further, we have sold all such securities and such other income and shall not be available to support operations in the future.

(vi)

Trends, events or uncertainties which could impact either liquidity or revenues.

Several of the matters discussed in this document contain forward-looking statements that involve risks, trends and uncertainties.  Factors associated with the forward-looking statements that could cause actual results to differ materially from those projected or forecast are included in the statements below.  In addition to other information contained in this report, readers should carefully consider the following cautionary statements.

RISKS RELATED TO OUR BUSINESS

Significant competition from entities with greater resources could result in our failure.

We operate in a highly competitive industry with national and international energy resources companies.  We face substantial competition in connection with the marketing and sale of our coal.  Most of our competitors are well established, have greater financial and marketing, personnel, other resources, and have been in business for longer periods of time than us.  Indeed, in the State of Utah, Hidden Splendor is likely the smallest producer of coal in terms of production, reserves and available capital resources.  There is no assurance that we can maintain or expand our market share. The greater financial resources of such competitors will permit them to implement extensive marketing and production programs. Our competitors' use of their substantially greater resources could overwhelm our efforts to operate successfully and could cause our failure.

There is no assurance that our limited revenues will be sufficient to operate profitably, or that we will generate greater revenues in the future.

Hidden Splendor only acquired the Horizon Mine in March of 2003.  We are a new entrant in the coal industry in the western United States.  We had no revenues from the acquisition of the Horizon Mine in March of 2003 until the third quarter of 2003 when we began mining operations.  We have not been profitable and have a limited operating history.  We must be regarded as a risky venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

Our coal sales for the year ended December 31, 2006 were approximately $5.8 million, and for the year ended December 31, 2005 were approximately $5.4 million.  There is no assurance that we can achieve greater sales or generate profitable sales.  We expect that many coal producers can and will produce and sell coal at cheaper prices per ton than our production cost rates.  Their production and sales could adversely affect our revenues and profits, if any.  There is no assurance that we will ever operate profitably.  There is no assurance that we will generate continued revenues or any profits, or that the market price of our common stock will be increased thereby.

We face numerous uncertainties in estimating our economically recoverable coal reserves, and inaccuracies in our estimates could result in lower than expected revenues, higher than expected costs or decreased profitability.

We base our reserve information on engineering, economic and geological data assembled and analyzed by third-party experts and by our staff.  The reserves estimates as to both quantity and quality are annually reviewed in light of actual production of coal from the reserves and other data received.  There are numerous uncertainties inherent in estimating quantities and qualities of, and costs to mine recoverable reserves, including many factors beyond our control. Estimates of economically recoverable coal reserves and net cash flows necessarily depend upon a number of variable factors and assumptions, all of which may vary considerably from actual results such as:

-	geological and mining conditions which may not be fully identified by available exploration data or which may differ from experience in current operations;
-	historical production from the area compared with production from other similar producing areas; and
-

the assumed effects of regulation and taxes by governmental agencies and assumptions concerning coal prices, operating costs, mining technology improvements, severance and excise taxes development costs and reclamation costs.

For these reasons, estimates of the economically recoverable quantities and qualities attributable to any particular group of properties, classifications of reserves based on risk of recovery and estimates of net cash flows expected from particular reserves prepared by different engineers or by the same engineers at different times may vary substantially. Actual coal tonnage recovered from identified reserve areas or properties and revenues and expenditures with respect to our reserves may vary materially from estimates. Thus, these estimates may not accurately reflect our actual reserves. Any inaccuracy in our estimates related to our reserves could result in lower than expected revenues, higher than expected costs, or decreased profitability.

Our business requires substantial capital investment and maintenance expenditures, which we may be unable to provide.

Our business strategy will require additional substantial capital investment. We require capital for, among other purposes, reducing bank debt, managing acquired assets, acquiring new equipment, acquiring additional reserves, maintaining the condition of our existing equipment and maintaining compliance with environmental laws and regulations. To the extent that cash generated internally and cash available under our credit facilities is not sufficient to fund capital requirements, we will require additional debt and/or equity financing. However, this type of financing may not be available or, if available, may not be available on satisfactory terms.  Future debt financing, if available, may result in increased interest and amortization expense, increased leverage and decreased income available to fund further acquisitions and expansion.  In addition, future debt financing may limit our ability to withstand competitive pressures and render us more vulnerable to economic downturns.  If we fail to generate or obtain sufficient additional capital in the future, we could be forced to reduce or delay capital expenditures, sell assets or restructure or refinance our indebtedness, or our business may fail.

Unexpected increases in raw material costs could significantly impair our operating results.

Our coal mining operations use significant amounts of steel, petroleum products and other raw materials in various pieces of mining equipment, supplies and materials.  Historically, the prices of steel and petroleum have fluctuated. If the price of steel, petroleum products or other of these materials increase, our operational expenses will increase.  Such increases could have a significant negative impact on our operating results.

A shortage of skilled labor in the mining industry could pose a risk to achieving optimal labor productivity and competitive costs, which could adversely affect our profitability.

Efficient coal mining using modern techniques and equipment requires skilled laborers, preferably with at least a year of experience and proficiency in multiple mining tasks. In the event the shortage of experienced labor continues or worsens, or we are unable to train the necessary amount of skilled laborers, the shortage of such laborers in our workforce could have an adverse impact on our productivity and, therefore, have a material adverse effect on our results of operations.

Our Officers and Directors have no prior experience in the coal business and that lack of experience could harm our business.

Hidden Splendor’s president, board chair, secretary and treasurer, all of whom also are directors, have no experience in the operation of a coal mine prior to their involvement with Hidden Splendor’s operation of the Horizon Mine.  This lack of experience likely places the Company at a disadvantage and could result in the disruption and harm to Hidden Splendor’s business.

The loss of, or conflicts with, key management personnel could adversely affect our business.

We are heavily dependent upon the skills, talents, and abilities of our executive officers and supervisory level employees at the Horizon Mine, as well as our consultants, to implement our business plan.  Given the intense competition for qualified management personnel in our industry, the loss of the services of any key management personnel may significantly and detrimentally affect our business and prospects. There is no assurance that we will be able to retain these personnel, and it may be time consuming and costly to recruit qualified replacement personnel.

Certain conflicts of interest may exist between our officers, directors and us.  Although management's time is devoted to our business, some of our officers and directors have other business interests to which they devote their attention, and they may be expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through the exercise of prudent judgment consistent with such officers' and directors' fiduciary duties to us.  We may, from time to time, find that the inability of our directors and other officers to devote their complete attention to our business results in a delay in progress toward implementing our business plan, and detrimentally affects our business.

Our inability to diversify our operations may subject us to economic fluctuations within our industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations.  Our probable inability to diversify our activities into the operation of more than one coal mine will subject our single-mine operation to economic fluctuations within the coal industry and, therefore, increase the risks associated with our operations.

There is no assurance that we will find purchasers for our product at profitable prices.

If we are unable to achieve supply contracts, or are unable to find buyers willing to purchase our coal at profitable prices, our revenues and operating profits could suffer.

If transportation for our coal becomes unavailable or uneconomic for our customers, our ability to sell coal could suffer.

Transportation costs represent a significant portion of the total cost of delivered coal and, as a result, play a critical role in a customer's purchasing decision.  Increases in transportation costs could make our coal less competitive as a source of energy or could make some of our operations less competitive than other sources of coal.

Coal producers in the United States depend upon rail, barge, trucking, overland conveyor and other systems to deliver coal to their customers.  We depend primarily on rail and trucking for the delivery of our coal.  While U.S. coal customers typically arrange and pay for transportation of coal from the mine to the point of use, and that is the case in the delivery of our coal, disruption of these transportation services because of weather-related problems, strikes, lock-outs, increases in fuel prices or other events could temporarily impair our ability to supply coal to our customers and thus could adversely affect our results of operations.

Risks inherent to mining could increase the cost of operating our business.

Our revenues depend on our level of coal mining production.  Our mining operations and level of coal production are subject to conditions beyond our control that can delay coal deliveries or increase the cost of mining for varying lengths of time. These conditions and events include:

-	the unavailability of qualified labor;
-	our inability to acquire, maintain or renew necessary permits or mining or surface rights in a timely manner, if at all;
-

unfavorable geologic conditions, such as the thickness of the coal deposits, faults which run through the coal seam, water in the coal mine and the amount of rock embedded in or overlying the coal deposit;

-	failure of reserve estimates to prove correct;
-

changes in governmental regulation of the coal industry, including the imposition of additional taxes, fees or actions to suspend or revoke our permits, or changes in the manner of enforcement of existing regulations;

-	mining and processing equipment failures and unexpected maintenance problems;
-	adverse weather and natural disasters, such as heavy rains and flooding;
-	Increased water entering mining areas and increased or accidental mine water discharges;
-	Increased or unexpected reclamation costs;
-	interruptions due to transportation delays;

-	the unavailability of required equipment of the type and size needed to meet production expectations; and
-	unexpected mine safety accidents, including fires and explosions.

Any interruptions in our production of coal could adversely affect our business and revenues.

Coal Mining is a dangerous industry.

Coal mining, especially underground coal mining, is dangerous.  Great care must be taken to assure safe, continued operations.  Past experiences of others in the industry indicate that lapses in safety practices can result in catastrophic collapse of a coal mining operation.  Even when best mining practices are strictly observed, natural disasters such as an earthquake could possibly destroy a coal mine’s operations.  Any catastrophic event at our coal mine which would close our mine for an extended period of time likely would cause the failure of our operations.

The government extensively regulates our mining operation, which imposes significant costs on us, and future regulations could increase those costs or limit our ability to produce coal.

Federal, state and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability.  In addition, significant legislation mandating specified benefits for retired coal miners affects our industry.  Numerous governmental permits and approvals are required for mining operations.  We are required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment.

The costs, liabilities and requirements associated with these regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations.  We believe it is likely that new legislation and/or regulations and orders will be adopted that may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal.  New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment and reduction of the emission of greenhouse gasses such as carbon dioxide, and extensive new regulations regarding mine safety that would further regulate and impose significant costs on the coal industry, may also require us and our customers to change operations significantly or incur increased costs.  Further developments in connection with regulations or other limits on greenhouse gas emissions and mine safety could have materially adverse effects on our financial condition or results of operations.

Our future success depends upon our ability to acquire and develop coal reserves that are economically recoverable.

Our recoverable reserves will decline as we produce coal. We have not yet applied for new leases and permits, or modification of our current lease and permit, required to develop the reserves of coal adjacent to the Horizon Mine.  Furthermore, we may not be able to mine all of our coal deposits at our current operations.  Our future success depends upon our conducting   successful exploration and development activities and acquiring properties containing economically recoverable coal deposits. Our current strategy includes increasing our coal deposits base through acquisitions of other mineral rights, leases, or producing properties and continuing to use our existing properties.

Our planned development and exploration projects and acquisition activities may not result in the acquisition of significant additional coal deposits and we may not have continuing success developing additional mines.  In order to develop coal deposits, we must obtain various governmental leases and permits.  We cannot predict whether we will obtain the leases and permits necessary for us to operate profitably in the future.

If the coal industry experiences overcapacity in the future, our profitability could be impaired.

In the past, a growing coal market and increased demand for coal attracted new investors to the coal industry, spurred the development of new mines and resulted in added production capacity throughout the industry, all of which led to increased competition and lower coal prices.  Similarly, an increase in future coal prices could encourage the development of expanded capacity by new or existing coal producers.  Any overcapacity could reduce coal prices in the future.

Our operations could be adversely affected if we fail to maintain required bonds.

Federal and state laws require bonds or cash deposits to secure our obligations to reclaim lands used for mining, to secure coal lease obligations and to satisfy other miscellaneous obligations.

At December 31, 2006, our reclamation bond obligation with the State of Utah totaled $387,000 and was met by transfer of the trust deed to real property owned by certain officers of the Company and pledged by those officers to secure the Company’s obligation.  At the end of 2006, our coal lease bond obligation to the Bureau of Land Management (BLM) in connection with our federal coal lease totaled $136,000 and was covered by a bond purchased by the Company which is secured by an irrevocable bank letter of credit, which in turn is secured by personal assets pledged by an officer of the Company.

Our bonds are typically renewable on a yearly basis if they are not posted with cash, and currently none of our bonds are in the form of cash.  Our failure to maintain, or inability to acquire, bonds that are required by state and federal law would have a material adverse effect on us.  That failure could result from a variety of factors including: the lack of availability, higher expense or unfavorable market terms of new bonds; restrictions on the availability of collateral for current and future bonds issuers under the terms of our indenture or new credit facility; and the exercise by third-party bond issuers of their right to refuse to renew the bonds.

Terrorist attacks and threat, escalation of military activity in response to such attacks or acts of war may negatively affect out business, financial condition and results of operations.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations.  Our business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war.  Future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions affecting our customers may materially adversely affect our operations.  As a result, there could be delays or losses in transportation and deliveries of coal to our customers, decreased sales of our coal and extension of time for payment of accounts receivable from our customers.  Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets in the United States.  In addition, disruption or significant increases in energy prices could result in government-imposed price controls.  It is possible that any, or a combination, of these occurrences could have a materially adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR COMMON STOCK

A limited public market exists for our securities, which may restrict our shareholders’ ability to trade our stock.

There is a limited public market for our common stock on the Over-the-Counter Bulletin Board, and no assurance can be given that a market will continue or that a shareholder will ever be able to liquidate his investment without considerable delay, if at all. Our stock price may be highly volatile.  Factors such as those discussed in this section may have a significant impact upon the market price of our securities.  Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities.  Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of such securities as collateral for any loans.

The sale of our common stock on the Over-the-Counter Bulletin Board and the potential designation of our common stock as a “penny stock” could impact the trading market for our common stock.

Our securities, as traded on the Over-the-Counter Bulletin Board, will be subject to Securities and Exchange Commission rules that impose special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors.  For purposes of such rules, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual  income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).  For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale.   Consequently, the rules may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefor.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stock." Such rules  include  Rules  3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended.  Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to us and to our securities.  The rules may further affect the ability of owners of our common stock to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and/or misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and  markups  by  selling  broker-dealers;  and  (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We do not foresee paying dividends in the near future.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

Our issuance of further stock may result in the loss of control by present management and shareholders.

It is likely that we will issue further shares as consideration for cash, assets or services out of our authorized but not issued common stock that could, upon issuance, represent a majority of our voting power and equity, or could represent a significant change in that voting power and equity.  The result of such an issuance would be that those new shareholders would control us, and unknown persons could replace our management at that time.  Such an occurrence would result in a greatly reduced percentage of ownership of us by our current shareholders.

We operate in an industry that is subject to significant fluctuations in operating results from quarter to quarter that may result in unexpected reductions in revenue and stock price volatility.

Factors that may influence our quarterly operating results include:

-  the demand for coal;

-  the price of coal;

-  the unexpected changes in our mining conditions;

-  the supply of coal and other competitive factors;

-  the costs to mine and transport coal;

-  the ability to obtain new mining permits;

-  the costs of reclamation of previously mined properties; and

-  industry competition.

Due to these factors, it is possible that in some quarters our operating results may be below our shareholders' expectations and those of public market analysts.  If this occurs, the price of our common stock would likely be adversely affected.

Our stock price may decrease, which could adversely affect our business and cause our shareholders to suffer significant losses.

The following factors could cause the market price of our common stock to decrease, perhaps substantially:

-  the failure  of  our  quarterly  operating  results  to  meet expectations of investors or securities analysts;

-  adverse developments in the financial  markets,  the coal and energy industries and the worldwide or regional economies;

-  changes in prevailing interest rates;

-  changes in accounting principles;

-  sales of common stock by existing security holders;

-  short selling in the market for our shares of common stock;

-  announcements of key developments by our competitors; and

-  the reaction of markets and securities analysts to announcements and developments involving our Company.

Our need to sell or issue additional shares of common stock or assume additional debt to finance future growth could cause our shareholders’ ownership to be diluted or could adversely impact our earnings.

Our business strategy likely will include expansion through acquiring additional coal reserves adjacent to our current leased reserves and acquiring other reserves not adjacent to our current leased reserved.  In order to do so, or to fund our other activities, we may issue additional equity securities that could dilute our shareholders' stock percentage ownership.  We also may incur additional debt to support operations or acquisitions which could negatively impact our results of operations.

Officers and directors own a significant portion of our common stock, which could limit our shareholders’ ability to influence the outcome of key transactions.

As of August 10, 2007, our officers and directors owned approximately 90% of our outstanding voting shares.  As a result, our officers and directors are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors.  The voting power of these shareholders could also discourage others from seeking to acquire control of us through the purchase of our common stock which might depress the price of our common stock.

Implementation of required public company corporate governance and financial reporting practices and policies will increase our costs, and we may be unable to provide the required financial information in a timely and reliable manner.

We will incur incremental costs not reflected in Hidden Splendor’s historical financial statements as a result of increased regulatory compliance and reporting requirements we will assume as a result of the transaction between Reddi Brake and Hidden Splendor.  Such costs will include significant new and increased auditing and legal fees.  The increased regulatory compliance and reporting requirements may place a strain on our people, systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.  In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, significant resources and management oversight will be required.  This may divert management’s attention from other business concerns.

(b)

Off-Balance Sheet Arrangement

Hidden Splendor has not engaged in any transaction, agreement or other contractual arrangement to which an entity unconsolidated with Hidden Splendor is a party, under which Hidden Splendor has:

(i) Any obligation under a guarantee contract that has any of the characteristics identified in paragraph 3 of FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (November 2002) ("FIN 45"), as may be modified or supplemented, and that is not excluded from the initial recognition and measurement provisions of FIN 45 pursuant to paragraphs 6 or 7 of that Interpretation;

(ii) A retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;

(iii) Any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, except that it is both indexed to Hidden Splendor’s own stock and classified in stockholders' equity in Hidden Splendor’s statement of financial position, and therefore excluded from the scope of FASB Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (June 1998), pursuant to paragraph 11(a) of that Statement, as may be modified or supplemented; or

(iv) Any obligation, including a contingent obligation, arising out of a variable interest (as referenced in FASB Interpretation No. 46R, Consolidation of Variable Interest Entities (January 2003), as may be modified or supplemented) in an unconsolidated entity that is held by, and material to, Hidden Splendor, where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with, Hidden Splendor.

This is not to say that Hidden Splendor does not engage in transactions with entities which are owned or controlled by Hidden Splendor’s officers and/or directors.  From time to time Hidden Splendor does engage in such transactions and the nature of those transactions is disclosed in Item 7 of this Part I (Certain Relationships and Related Transactions).

Item 3.

Description of Property.

(a)

Location of Principal Plants

The Company’s only coal mining operation is the Horizon Coal Mine.  The Company also leases office space at 3266 South 125 West, Price, Utah from a company known as Mid-State Service, Inc. (“Mid-State”).  Mid-State is owned by the same shareholders who owned 100% of the outstanding stock of Hidden Splendor Resources, Inc. prior to the completion of the acquisition which is the subject of this Form 8-K report.  Such office space in Price, Utah is used by the Company for general administrative purposes.  The Company also leases office space located at 57 West 200 South, Salt Lake City, Utah for general administrative purposes.  Such office space is subleased from Alexander H. Walker III, LLC, an entity which is owned by the Company’s president, Alexander H. Walker III.

(1)

The location and means of access to the property.

The Horizon Mine is located approximately 11 miles West of Helper, Carbon County, Utah.  The mine property abuts a county road known as Consumers Road which allows vehicular access to the mine and allows transportation of coal from the mine.

(2)

The Company’s right to operate the property.

Hidden Splendor operates the Horizon Mine pursuant to an operating permit issued by the Utah Department of Natural Resources, Division of Oil, Gas and Mining.  Hidden Splendor’s permit number in this regard is C/007/0020.  The permit allows Hidden Splendor to mine within the entire area subject to a federal coal lease Hidden Splendor owns.  That federal coal lease, lease no. U-74804, covers coal in an area of approximately 1,640 acres located in Township 13 South, Range 8 East, Salt Lake Base Meridian.  Hidden Splendor owns fee title to approximately 80 acres of that acreage and the coal beneath the land Hidden Splendor owns is fee coal which Hidden Splendor owns and upon which Hidden Splendor pays no royalties.  Thus, Hidden Splendor mines the coal within the area of its operating permit either by right of outright ownership of that coal or by right of the federal coal lease which Hidden Splendor owns.

In order to maintain its federal lease the Company must meet certain diligence requirements.  In this regard, the Company must mine approximately 60,000 tons of coal each year over a 10 year period and the Company has the entire 10 year period to meet that total amount.  Accordingly, our operations to date have been more than sufficient to meet this obligation.

(3)

A brief history of previous operations.

According to the Operator History for the Horizon Mine compiled by the Mine Safety and Health Administration of the United States Department of Labor, the Horizon mine had four operators prior to Hidden Splendor.  From April 1, 1992 to April 19, 1995, the mine was operated by an entity known as Blue Blaze Coal Company.  From April 20, 1995 to August 28, 1997, it was operated by Horizon Coal Corp.  From August 29, 1997 to July 14, 1999, it was operated by Horizon Mining, LLC.  And from July 15, 1999 to March 23, 2003 it was operated by Lodestar Energy, Inc.  Hidden Splendor purchased the operations of the Horizon Mine out of the bankruptcy of Lodestar in March of 2003 and has been operating the Horizon Mine since that time.

According to the Mine Overview data compiled by the Mine Safety and Health Administration of the United States Department of Labor in connection with Horizon Mine, the following number of tons have been mined from the Horizon Mine in the following years:

Year	Tons Produced
1995	0
1996	0
1997	8,860
1998	97,219
1999	41,332
2000	0
2001	23,197
2002	110,202
2003	80,777
2004	286,493
2005	284,481
2006	256,025
2007	77,369*

* Tonnage for 2007 is for the first quarter only.

(4)

(i) Description of the Horizon Mine.

A glossary of mining terms is contained in subparagraph 6 below to aid the reader in connection with the information in this Item 3 and elsewhere in this report.

(a)

Present Condition of the Property

The federal coal lease the Company has obtained covers coal which lies under approximately 1,640 acres of land in Carbon County, Utah.  The surface rights to most all of the land in which leased coal lies is owned by private landowners.  The Horizon Mine is an underground, slope mine.  At present, adequate surface facilities are in place at the mine site to support underground mining operations which take place at the mine.  The surface facilities of the Horizon Mine operation are located on property owned by the Company.

Those surface facilities include a mine office and bathhouse facility, a storage trailer, the portals which lead to the underground operations of the mine, conveyer belt structure which moves coal from the underground operations to the surface, a crushing unit which sizes the coal mined and a stacking tube around which the coal mined is stacked on the surface.  All structures on the surface are in good operating condition.  The surface operations cover approximately 8.9 acres of land.

Underground operations currently extend a total of approximately two miles underground when measured traveling from the surface entrance of the mine to the farthest working area in the mine.  Underground operations at the Horizon Mine are “Room and Pillar” operations.  The Company’s operations at the Horizon Mine are in the Production Stage, as that term is defined by Industry Guide No. 7 promulgated by the Securities and Exchange Commission in connection with Item 102 disclosure under Regulation S-B.  That is, the Company is engaged in the exploitation of a mineral deposit, or more simply, we actually are mining coal.

(b)

Work completed by the Company on the property

Hidden Splendor began its production operations at the Horizon Mine in August of 2003.  At the time the Company took over the operations at the Horizon Mine, the surface facilities were substantially in place and underground mining operations had been established.  Hidden Splendor acquired additional equipment to commence mining operations and since August of 2003 has acquired substantial additional equipment to continue operations.  Since it took control of the mining operations at the Horizon Mine in 2003, the Company has removed approximately 1.1 million tons of coal from the reserves in the permitted area of the mine.

(c)

The Company’s proposed program for development of the property

The Company’s proposed plan for the continued development of the Horizon Mine involves continued operation of a room and pillar mining operation.  A room-and-pillar operation involves creating a network of interconnected tunnels in the coal seam.  These tunnels result from the excavation of a series of “rooms” into the coal bed, leaving “pillars” or columns of coal to help support the mine roof.  The rooms and pillars create what on a map looks like a series of city streets and blocks, with the streets being the open rooms and the blocks being the pillars of coal.

Considerable time and materials are utilized in what is known as “development” mining in order to assure that the roof in the open areas of the mine is secure and supported.  Development mining simply refers to the mining phase in which the series of rooms and pillars is created, or developed.  Room-and-pillar mining also involves the removal of the pillars of coal from areas of the mine which have been fully developed.  We refer to this kind of mining as “pillaring” or “MRS extraction of pillar coal.”  Pillaring involves the use of mechanized roof support equipment known as mobile roof supports, or “MRS’s,” to support the roof of the mine while some of the pillars of coal are removed.   MRS’s are large track-driven, hydraulic canopies which are remotely operated.  The use of MRS’s in pillaring replaced an older method of retreat mining which involved supporting the roof of a mine with wooden posts only as pillars were removed.  That method did not afford the same level of safety which MRS pillar extraction affords.

Pillaring involves backing out of a section of the mine as the pillars in that section are removed.  Because the pillars are being removed from the section, time and materials are not utilized to maintain the roof in that area of the mine to the same extent they are used in development mining.  The roof is maintained by the MRS’s which monitor the stress pushing down from the roof.  The roof of the area in which pillaring takes place is not maintained because as pillars are removed that roof falls in the area after the MRS units are remotely removed and that area of the mine is sealed off and abandoned.  Once the panel is fully created, pillaring takes place and the pillars are removed from the panel.  Once pillaring in a panel is completed, another panel is developed.

While most coal mines in Utah mine coal using large and expensive longwall mine units, we mine coal from the Horizon Mine using continuous miner machines.  Longwall mining is best suited for large, flat and uninterrupted blocks of coal.  Because the coal seam in which we mine contains many faults and fractures, a long-wall operation in our mine is not economically feasible, and coal is best mined with a continuous miner which can more easily follow the contours of the coal seam as it rises and falls.

A continuous miner cuts the coal from the seam and places it in shuttle cars, which take the coal from the continuous miner to the conveyor belts.  The conveyer belts then move the coal out of the mine where the coal is crushed to size and piled for loading into trucks.  Our operations end with loading the coal into trucks on the mine site.   We sell our coal FOB the mine and when the coal is loaded in trucks it belongs to our customers.

As of August 2007, we have operated the Horizon Mine as what is known as “one section” mine.  That is, we mine in one area of the mine at any one time using one continuous miner, two shuttle cars and attendant equipment.  Thus, all of our production comes from operating one set of mining equipment in one area of the mine.  As a one section mine, any problem we have encountered has had a significantly adverse effect on production.  For example, when we encountered a fault in the coal seam which displaced the seam either up or down by several feet, we had to spend time mining through the faulted area to reach the seam past the fault.  We spent just as much in time and used just as much material mining through the fault, but we mined no coal.

We now are attempting to operate the mine as a “two-section” mine.  That is, we will mine coal in two areas of the mine at the same time.  Optimally, one section will be pillaring a developed panel while in another section a panel is being developed.  Because development mining involves significant roof support efforts and often discovers problem areas in the mine, such as faults in the coal seam or inflows of water, development mining is slower and more capital intensive than pillaring.  By operating two sections, the Company can blend the two types of mining and will have the flexibility to deal with adverse conditions which may affect mining in any one section.  By operating two sections, the Company plans to increase production, though there can be no guarantee that increased production will in fact offset the costs of operating a two-section mine.

(d)

The current state of development of the property

Currently the Company has mined approximately 1.1 million tons of coal from the leased and permitted area in which our reserves are located.  We estimate remaining recoverable reserves in that leased and permitted area to be at least approximately 8 million tons.  We consider such reserves probable as they are based on estimates from drill hole data in the area and geological reports on our property from third-parties.  Such estimates are revised as actual mining reveals more accurate information about the coal seams thickness, quality of coal and locations of obstacles to mining such as faults or rock intrusions into the seam.

(ii)

The modernization and physical condition of the plant and equipment.

Management believes the surface facilities at the mine were installed beginning in early 1990’s.  Components to such facilities have been upgraded over time.  For example, we have made additions to the mine office and bathhouse facility in both 2005 and again in 2007 in order to accommodate the growing number of employees.  Those facilities were originally installed sometime in 1995.

Also, in 2003 a crushing unit was added to the beltline by the Company in order to properly size the coal mined.  Properly sizing the coal is crucial for coal sales as our coal sales agreements have had requirements regarding the size of the coal sold.  Current management assumes such a unit was in place prior to time Hidden Splendor purchased the operations out of the bankruptcy of the prior operator; however, at the time of the purchase, no such unit was in place and it had to be added by Hidden Splendor in 2003.

In 2004, the Company purchased significant additional equipment to continue mining operations at the Horizon Mine.  Such equipment included a rebuilt continuous miner, two rebuilt shuttle cars, a rebuilt roof bolter, a new battery scoop and additional attendant equipment.  All such equipment has improved operations and remains in adequate operating condition.  Nonetheless, management is of the opinion that at a minimum, additional roof bolting equipment is necessary to support the expanded operations at the mine.  Management has identified other necessary equipment as well, but is concerned with the adequacy of the roof bolting equipment on hand to keep up with expanded operations.  While the two current roof bolting machines at the mine operate properly, they are slow moving and can only keep up with mining operations involving one continuous miner.  A third roof bolting machine has not performed as expected and has not supported mining operations behind the Company’s second continuous miner.

(5)

Description of the rock formations and mineralization of existing or potential economic significance on the property.

Coal mined at the Horizon Mine is located in what is known as the Hiawatha Coal Seam located in Wasatch Plateau Coal Field.  The average height of the seam as it runs through the mine is approximately 7 feet.  The coal we extract at the Horizon mine generally has a BTU (British Thermal Unit) value of between 11,500 and 12,300 BTUs.  Analysis of the coal produced at the Horizon Mine in August of 2006 has shown BTU levels as high as 12,600.  Ash levels in coal substantially affect the value of coal.  As it sits in place in the Hiawatha Seam, coal at the Horizon Mine contains ash at levels from 8% to 9%.  Mining of the coal can increase ash levels if the rock on either side of the coal seam is mined and mixed with the coal taken from the seam, and our ash levels generally test out at between 8% to 12%, though conditions in the mine during the 1st quarter of 2007 have seen higher ash levels.  As stated above, we believe there are at least 8 million recoverable tons remaining in our leased and permitted operations.  Additional tonnage, though not leased by us at this time, is in reserves adjacent to our operation.

(6)

Glossary of Terms.

Certain terms used in this Report are specific to the coal mining industry and may be technical in nature. The following is a list of selected mining terms and the definitions generally attributed to them when we use them throughout this document.   In most cases, but not all, the following definitions generally are those used by the Energy Information Administration.  The definitions of some terms, especially those associated with “reserves,” are taken from Industry Guide No. 7 promulgated by the Securities and Exchange Commission in connection with Item 102 disclosure under Regulation S-B.

Ash: Impurities consisting of silica, iron, alumina, and other incombustible matter that are contained in coal. Ash increases the weight of coal, adds to the cost of handling, and can affect the burning characteristics. Ash content is measured as a percent by weight of coal on an "as received" or a "dry" (moisture-free) basis.

Bituminous Coal: A dense coal, usually black, sometimes dark brown, often with well-defined bands of bright and dull material, used primarily as fuel in steam-electric power generation, with substantial quantities also used for heat and power applications in manufacturing and to make coke. Bituminous coal is the most abundant coal in active U.S. mining regions. Its moisture content usually is less than 20 percent. The heat content of bituminous coal ranges from 21 to 30 million BTU per ton on a moist, mineral-matter-free basis. The heat content of bituminous coal consumed in the United States averages 24 million BTU per ton, on the as-received basis (i.e., containing both inherent moisture and mineral matter).

BTU (British thermal unit): The amount of heat needed to raise the temperature of 1 pound of water by 1 degree Fahrenheit. The BTU is a convenient measure by which to compare the energy content of various fuels.

Coal: A readily combustible black or brownish-black rock whose composition, including inherent moisture, consists of more than 50 percent by weight and more than 70 percent by volume of carbonaceous material. It is formed from plant remains that have been compacted, hardened, chemically altered, and metamorphosed by heat and pressure over geologic time.

Coalbed: A bed or stratum of coal. Also called a coal seam.

Coke: A solid carbonaceous residue derived from low-ash, low-sulfur bituminous coal from which the volatile constituents are driven off by baking in an oven at temperatures as high as 2,000 degrees Fahrenheit so that the fixed carbon and residual ash are fused together. Coke is used as a fuel and as a reducing agent in smelting iron ore in a blast furnace. Coke from coal is grey, hard, and porous and has a heating value of 24.8 million BTU per short ton.

Coking Coal: Bituminous coal suitable for making coke.

Compliance Coal: A coal or a blend of coals that meets sulfur dioxide emission standards for air quality without the need for flue gas desulphurization.

Continuous Mining: A form of room-and-pillar mining in which a continuous mining machine extracts and removes coal from the working face in one operation; no blasting is required.

Conventional Mining: The oldest form of room-and-pillar mining which consists of a series of operations that involve cutting the coal bed so it breaks easily when blasted with explosives or high-pressure air, and then loading the broken coal.

EIA: The Energy Information Administration. An independent agency within the U.S. Department of Energy that develops surveys, collects energy data, and analyzes and models energy issues. The Agency must meet the requests of Congress, other elements within the Department of Energy, Federal Energy Regulatory Commission, the Executive Branch, its own independent needs, and assist the general public, or other interest groups, without taking a policy position.

Federal Coal Lease: A lease granted to a mining company to produce coal from land owned and administered by the Federal Government in exchange for royalties and other revenues.

F.O.B. Mine Price: The free on board mine price. This is the price paid for coal at the mining operation site. It excludes freight or shipping and insurance costs.

Loadout: A central facility used in loading coal for transportation by rail.

Longwall Mining: An automated form of underground coal mining characterized by high recovery and extraction rates, feasible only in relatively flat-lying, thick, and uniform coal beds. A high-powered cutting machine is passed across the exposed face of coal, shearing away broken coal, which is continuously hauled away by a floor-level conveyor system. Longwall mining extracts all machine-mineable coal between the floor and ceiling within a contiguous block of coal, known as a panel, leaving no support pillars within the panel area. Panel dimensions vary over time and with mining conditions but currently average about 900 feet wide (coal face width) and more than 8,000 feet long (the mineable extent of the panel, measured in direction of mining). Longwall mining is done under movable roof supports that are advanced as the bed is cut. The roof in the mined-out area is allowed to fall as the mining advances.

Metallurgical Coal: Coking coal and pulverized coal consumed in making steel.

Mineable: Capable of being mined under current mining technology and environmental and legal restrictions, rules, and regulations.

Probable reserves: Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced.

Proven reserves: Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well established

Recoverable Coal: Coal that is, or can be, extracted from a coal bed during mining.

Recoverable Reserves of Coal: An estimate of the amount of coal that can be recovered (mined) from the accessible reserves of the demonstrated reserve base.

Reserve: That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Room-and-Pillar Mining: The traditional method of underground mining in which the mine roof is supported mainly by coal pillars left at regular intervals. Rooms are places where the coal is mined; pillars are areas of coal left between the rooms. Room-and-pillar mining is done either by conventional or continuous mining.

Seam: A bed of coal lying between a roof and floor. Equivalent term to bed, commonly used by industry.

Short Ton: A unit of weight equal to 2,000 pounds.

Slope Mine: An underground mine in which the entry is driven at an angle to reach the coal deposit.

Steam Coal: All nonmetallurgical coal.

Underground Mine: A mine where coal is produced by tunneling into the earth to the coal bed, which is then mined with underground mining equipment such as cutting machines and continuous, longwall, and shortwall mining machines. Underground mines are classified according to the type of opening used to reach the coal, i.e., drift (level tunnel), slope (inclined tunnel), or shaft (vertical tunnel).

Underground Mining: The extraction of coal or its products from between enclosing rock strata by underground mining methods, such as room and pillar, longwall, and shortwall, or through in-situ gasification.

(a)

Investment Policies.

Hidden Splendor’s operations are focused on the production of coal and participation in the coal industry.  Accordingly, the Company has no particular policy regarding each of the following types of investments:

(1)

Investments in real estate or interests in real estate;

(2)

Investments in real estate mortgages; or

(3)

Securities of or interests in persons primarily engaged in real estate activities.

(b)

Description of Real Estate and Operating Data.

Hidden Splendor has no real estate the book value of which amounts to 10% or more of the Company’s total assets.

Item 4.

Security Ownership of Certain Beneficial Owners and Management.

(a)

Security Ownership of Certain Beneficial Owners.

The following table lists persons known to Reddi Brake to be the beneficial owners of more than 5% of the issued and outstanding shares of the Company’s common stock as of the date of this report:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Alexander H. Walker, Jr. & Cecil Ann Walker, JTWROS 1700 Coronet Reno, Nevada 89501	27,531.504	46.8%
Common	Timotha Ann Kent 2742 East 6200 South Salt Lake City, Utah	8,471,232	14.4%
Common	Alexander H. Walker III 57 West 200 South, Suite 400 Salt Lake City, Utah	8,471,232	14.4%
Common	Amanda Cardinalli 50 West Liberty Street Reno, Nevada 89501	8,471,232	14.4%

(b)

Security Ownership of Management.

The following table lists the securities ownership of the officers and directors of the Company as of the date of this report:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Alexander H. Walker, Jr. & Cecil Ann Walker Directors 1700 Coronet Reno, Nevada 89501	27,531.504	46.8%
Common	Alexander H. Walker III CEO, Director 57 West 200 South, Suite 400 Salt Lake City, Utah	8,471,232	14.4%
Common	Amanda Cardinalli Secretary, Director 50 West Liberty Street Reno, Nevada 89501	8,471,232	14.4%
Common	All Officers and Directors as a Group	44,473,968	75.6%

Item 5.  Directors and Executive Officers, Promoters and Control Persons.

(a)

Directors and Executive Officers

The following individuals serve as the officers and directors of Hidden Splendor Resources prior to the date of the transaction with Reddi Brake.

Name	Age	Position

Cecil Ann Walker	83	Board Chair, President

Alexander H. Walker III	46	Director, Vice President

Dan R. Baker	57	Vice President, Coal Operations

Alexander H. Walker, Jr.	81	Director, Secretary

Amanda Cardinalli	44	Director, Treasurer

The members of the board of directors have served as such since February of 2003.

Following the date of the transaction between Reddi Brake and Hidden Splendor, the following individuals will serve as the officers and directors of Reddi Brake:

Name	Age	Position

Cecil Ann Walker	83	Board Chair

Alexander H. Walker III	46	Director, President,
		Chief Executive Officer

Dan R. Baker	57	Chief Operating Officer,
		Vice President, Coal Operations

Alexander H. Walker, Jr.	81	Director, Secretary

Amanda Cardinalli	44	Director

Directors will continue to serve as such until they resign or are replaced by the shareholders.

Cecil Ann Walker, age 83, is a director of the Company and is the Chair of the Board of Directors.   Having been a majority shareholder of Hidden Splendor prior to its acquisition of the Horizon Mine, Mrs. Walker, with her husband, Alexander H. Walker, Jr., has controlled Hidden Splendor since 1993.  During that time, Mrs. Walker has acquired and sold mining properties in the states of Utah, Nevada and Colorado.  When Hidden Splendor acquired the operations of the Horizon Mine in 2003, Mrs. Walker was instrumental in assembling the workforce and acquiring the equipment necessary to commence coal mining operations.  As President of Hidden Splendor, Mrs. Walker oversees the financial records of the Company.  With no previous coal mining experience, Mrs. Walker has assigned management of the day-to-day operations of the coal mine to the Company’s General Manager.

Alexander H. Walker III, age 46, is the President, Chief Executive Officer and a Director of the Company.  Since March of 2003, Mr. Walker has been actively involved in the management of Hidden Splendor, acting as its Vice President.  In this capacity, Mr. Walker mainly has been responsible for the legal affairs, including negotiating and drafting contracts for the Company and tracking the Company’s various insurance needs and obligations.  Prior to March of 2003, Mr. Walker was engaged in the practice of law.  Mr. Walker is a member of the Utah State Bar Association and the Nevada Bar Association.

Dan R. Baker, age 57, is the Company’s Chief Operating Officer.  Mr. Baker began his business career in mining as a laborer in 1969, following an extended tour of duty with the U.S. Army in Vietnam. He advanced to longwall foreman, senior mining engineer, longwall superintendent, and manager of underground operations, working for U.S. Steel Corporation, Kaiser Steel Corporation, Braztah Corporation, Utah Power & Light Company, Emery Mining Corporation, and Kaiser Coal Corporation.  In 1987, Mr. Baker joined Interwest Mining Company as Vice President–Operations, overseeing both underground and surface mines in Utah, Wyoming, Washington and Australia for PacifiCorp. He served on the Interwest board of directors, and was a member of the mining and fuels team for PacifiCorp’s international activities.  Mr. Baker became President and Chief Executive Officer of Interwest and Vice President–Fuels for PacifiCorp in January 1998, positions he held until he became an executive vice president at CONSOL Energy in November of 1999.  At CONSOL Energy, Mr. Baker provided overall leadership, strategic direction and management to all mining operations to produce quality coal at a low cost and with high safety standards.  Since 2002, Mr. Baker has been providing consulting services for energy companies.  In September of 2006 Mr. Baker joined Hidden Splendor.

Alexander H. Walker, Jr., age 81, is the Secretary and a Director of the Company.   Mr. Walker has spent his career as a securities attorney licensed in Pennsylvania and Utah. Mr. Walker received his B.A. from Waynesburg College in 1950 and his J.D. from the University of Pittsburgh School of Law in 1952.  Since 1956, Mr. Walker has been a practicing attorney, which practice has included trial and transactional work, with an emphasis on corporate securities matters.  After serving  as the  Attorney  Advisor  for the  Division  of  Corporate  Finance in Washington,  D.C. from 1954 to 1955, Mr. Walker served as the Attorney in Charge of the Salt Lake City, Utah Branch of the United States  Securities and Exchange Commission from 1955 to 1956.  From 1956 through the present, Mr. Walker has maintained a private practice.   He maintains licenses in both Utah and Pennsylvania.

Amanda Cardinalli, age 44, is a Director of the Company.  Ms. Cardinalli is the President of The Nevada Agency and Trust Company, a company which provides trust, stock transfer and resident agent services to its corporate clients.  Ms. Cardinalli has been the President of NATCO since 2003 and has managed NATCO operations since 1995.  Ms. Cardinalli graduated from Hollins College, Roanoke, Virginia in 1985.

(b)

Family Relationships

Cecil Ann Walker and Alexander H. Walker, Jr. are husband and wife.  Alexander H. Walker III and Amanda Cardinalli are two of the children of Cecil Ann Walker and Alexander H. Walker, Jr.

(c)

Involvement in Certain Legal Proceedings

None of the officers, directors, promoters or control persons of the Company have been involved in the past five (5) years in any of the following:

(1)

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(d)

Audit Committee Financial Expert

As of the date of the filing of this Form 8-K, the Company does not have an audit committee financial expert serving on an audit committee. The Company does not have such an expert because until the date of the transaction between Hidden Splendor and Reddi Brake, the Company has not utilized the services of such an expert.  The Company now is seeking to engage the services of such an expert.

Item 6.

Executive Compensation.

(a)

General

During the last three years, none of Hidden Splendor’s current officers or directors received compensation from the Company except as follows:

Alexander H. Walker III served as the Company’s Vice President from March of 2003 until August 10, 2007 when he was appointed President and CEO of the Company.  During 2004, 2005 and 2006, Mr. Walker performed various services for the Company, including legal services, and provided the Company with office space though his professional company known as Alexander H. Walker III, LLC.  The Company paid Alexander H. Walker III, LLC for such services and rent as follows:

Year	Services	Rent
2004	50,000	20,400
2005	50,000	14,000
2006	67,000	17,500

Dan R. Baker rendered services to the Company as a consultant from October of 2006 until February of 2007 when he was appointed vice president in charge of operations.  During 2006, the Company compensated Mr. Baker for services rendered in the amount of $40,375.  Since February of 2007, the Company has provided Mr. Baker with the use of a vehicle.  Arrangements for Mr. Baker’s use of a company vehicle were not in place in 2006.

(b)

Summary Compensation Table

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Alexander Walker III President	2004 2005 2006	0 0 0	0 0 0	70,400 64,000 84,500	0 0 0	0 0 0	0 0 0	0 0 0
Dan Baker Vice President	2004 2005 2006	0 0 0	0 0 0	0 0 40,375	0 0 0	0 0 0	0 0 0	0 0 0
Cecil Ann Walker Board Chair	2004 2005 2006	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Alexander H. Walker, Jr. Secretary	2004 2005 2006	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

(c)

Options/SAR Grants Table

None.

(d)

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.

None.

(e)

Long-Term Incentive Plan ("LTIP") Awards Table.

None.

(f)

Compensation of Directors.

None.

(g)

Employment contracts and termination of employment and change-in-control arrangements.

None.

(h)

Report on repricing of options/SARs.

None.

Item 7.  Certain Relationships and Related Transactions.

The Company’s Management is involved in other business entities and activities.  The Company has business relationship with some of the entities owned and/or controlled by management.  Also, the Company has engaged in transactions with members of management.

Cecil Ann Walker and Alexander H. Walker, Jr.

Cecil Ann Walker and Alexander H. Walker, Jr. are husband and wife and are officers and directors of the Company and are shareholders owning approximately 46.8% of the Company’s issued and outstanding stock.

In 2005, the Walker advanced the Company $1,875,254.  That amount increased to a total of $3,075,254 by the end of 2006.  These amounts were classified as loans, but those loans have been converted to equity as capital paid into the Company.  No additional shares of stock were issued as a result of that conversion.

Mid-State Services, Inc.

Mid-State Services, Inc., a Nevada corporation (“Mid-State”) is in the business of providing repair and rebuilding services for diesel powered mining equipment.  Mid-State also acts as vendor of mining supplies.  Cecil Ann Walker is the President of Mid-State.  Alexander H. Walker III is Mid-State’s Vice President, Alexander H. Walker, Jr. is Mid-State’s Secretary and Amanda Cardinalli is Mid-State’s treasurer.

Mid-State does substantial business with Hidden Splendor.  Expenses for supplies and equipment purchased by Hidden Splendor from Mid-State were $194,015, $290,578 and $385,307 for the three months ended March 31, 2007 and years ended December 31, 2006 and 2005, respectively.

Hidden Splendor also has advance funds to Mid-State.  At December 31, 2006, such advances totaled $100,849 and at December 31, 2005 they totaled $21,742.

In addition, the common ownership between Hidden Splendor and Mid-State allows both companies to obtain combined insurance policies for health, dental, general liability and workers compensation insurance.  Management believes that the current relationship between Mid-State and the Company is mutually beneficial.

Alexander H. Walker III, LLC

Alexander H. Walker III, the Company’s chief executive officer, is the manager of Alexander H. Walker III, LLC, a Utah limited liability company.  Mr. Walker, an attorney licensed in the states of Nevada and Utah, provides various legal services to the Company through Alexander H. Walker III, LLC and receives compensation from the Company for those services.  Mr. Walker also subleases office space to the Company in Salt Lake City, Utah.  See, Item 6. Executive Compensation above.

Short-term Related Party Debt

As of the end of 2006, the Company had debt classified as short-term related party debt in the amount of $230,000.  Such amounts are due to Timotha Ann Kent, a shareholder and the daughter of Alexander H. Walker, Jr. and Cecil Ann Walker.

Obligations Secured by Management and Shareholders

Alexander H. Walker, Jr. and Cecil Ann Walker, directors and shareholders, have personally guaranteed the repayment of Hidden Splendor’s loans from Zion’s First National Bank.

In addition, real property owned by Alexander H. Walker, Jr. and Cecil Ann Walker secures Hidden Splendor’s obligation to post a reclamation bond in connection with the operation of the Horizon Mine.

Alexander H. Walker III, a director, the Company’s President, CEO and a shareholder, has pledged personal assets sufficient to obtain a coal lease bond in connection with Hidden Splendor’s obligation to post such a bond with the United State Department of the Interior, Bureau of Land Management.

Director Independence

As of the date of this Form 8-K, none of the directors of the Company, namely Cecil Ann Walker, Alexander H. Walker, Jr., Alexander H. Walker III and Amanda Cardinalli, are independent directors, as that term is defined under independence standards used by any national securities exchange or an inter-dealer quotation system.

Item 8.

 Description of Securities

Under the terms of the August 10, 2007 agreement between Reddi Brake and Hidden Splendor, all the issued and outstanding shares of Hidden Splendor will be owned by Reddi Brake and Hidden Splendor will be a wholly-owned subsidiary of Reddi Brake.  Only the common shares of Reddi Brake are the subject of any registration statement as it is the common shares of Reddi Brake for which a public market exists, or will exist.  Information regarding the securities of Reddi Brake is contained in the reports of Reddi Brake filed with the Securities and Exchange Commission.  Information in this regard can be found in the following list of exhibits to Reddi Brake reports, which exhibits, though not the reports themselves, are incorporated herein by this reference:

1.

Articles of Incorporation, Amendments to the Articles of Incorporation and Bylaws filed as an Exhibit on the Form 10-KSB for the fiscal year ended June 30, 1999 and filed March 20, 2000.

2.

Instruments defining the rights of securities holders as set forth in the Certificate of Designation for Preferred Class C Stock filed as an Exhibit on Form 8-K, which was filed on June 23, 2000.

3.

Instruments defining the rights of securities holders as set forth in the Certificate of Designation for Preferred Class B Stock filed as an Exhibit on Form 10-KSB for the fiscal year ended June 30, 2001, and filed October 1, 2001.

PART II

Item 1.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

As of the date of this report the only issued and outstanding shares of Hidden Splendor are owned by Reddi Brake.  The only shares for which market information, dividend information and information regarding the common shares held by investors is that which relates to Reddi Brake.  Applicable information regarding the common stock of Reddi Brake is contained in Item 5 of the Form 10-KSB filed by Reddi Brake on August 8, 2007 and such information is incorporated herein by this reference.

Item 2.

Legal Proceedings.

The Company is not involved in any litigation involving a claim for damages which would total, exclusive of interest and costs, in excess of 10% of the Company’s current assets.

Items 3.  Changes in and Disagreements with Accountants.

None as of the date of this report.

Items 4.  Recent Sales of Unregistered Securities.

The Company hereby incorporates by this reference the information contained in Item 5 of the Form 10-KSB filed by Reddi Brake on August 8, 2007.

Items 5.  Indemnification of Directors and Officers.

Both Hidden Splendor and Reddi Brake are Nevada corporations.  Nevada state statutes provide certain indemnifications of corporate officers and directors.  Those statutes are outlined as follows.

Nevada Revised Statute section 78.7502  provides for the discretionary and mandatory indemnification of officers, directors, employees and agents of a Nevada corporation.  That statute states:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)

Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)

Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Nevada Revised Statute section 78.138 states:

1.

Directors and officers shall exercise their powers in good faith and with a view to the interests of the corporation.

2.

In performing their respective duties, directors and officers are entitled to rely on information, opinions, reports, books of account or statements, including financial statements and other financial data that are prepared or presented by:

(a)

One or more directors, officers or employees of the corporation reasonably believed to be reliable and competent in the matters prepared or presented;

(b)

Counsel, public accountants, financial advisers, valuation advisers, investment bankers or other persons as to matters reasonably believed to be within the preparer’s or presenter’s professional or expert competence; or

(c)

A committee on which the director or officer relying thereon does not serve, established in accordance with [Nevada statutes], as to matters within the committee’s designated authority and matters on which the committee is reasonably believed to merit confidence,

But a director or officer is not entitled to rely on such information, opinions, reports, books of account or statements if he has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

3.

Directors and officers, in deciding upon matters of business, are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation.

4.

Directors and officers, in exercising their respective powers with a view to the interests of the corporation, may consider:

(a)

The interests of the corporation’s employees, suppliers, creditors and customers;

(b)

The economy of the State and Nation;

(c)

The interests of the community and of society; and

(d)

The long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

5.

Directors and officers are not required to consider the effect of a proposed corporate action upon any particular group having an interest in the corporation as a dominant factor.

6.

The provisions of subsections 4 and 5 do not create or authorize any causes of action against the corporation or its directors or officers.

7.

Except as otherwise provided in [Nevada Statutes], or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)

His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)

His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada Revised Statute section 78.751 describes the authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.  It states:

1.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)

By the stockholders;

(b)

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.

The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

And Nevada Revised Statute section 78.752 provides for Insurance and other financial arrangements against liability of directors, officers, employees and agents.  It states:

1.

A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2.

The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a)

The creation of a trust fund.

(b)

The establishment of a program of self-insurance.

(c)

The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d)

The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3.

Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

4.

In the absence of fraud:

(a)

The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b)

The insurance or other financial arrangement:

(1)

Is not void or voidable; and

(2)

Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5.

A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, we have  been  informed  that in the  opinion  of the  Securities  and  Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART F/S

Financial Statements

HIDDEN SPLENDOR RESOURCES, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	42

Balance Sheets as of March 31, 2007 (Unaudited) and December 31, 2006 and 2005	43

Statements of Operations for the Three Months Ended March 31, 2007
and 2006 (Unaudited) and for the Years Ended December 31, 2006 and 2005	44

Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2005
and 2006 and for the Three Months Ended March 31, 2007 (Unaudited)	45

Statements of Cash Flows for the Three Months Ended March 31, 2007 and 2006
(Unaudited) and for the Years Ended December 31, 2006 and 2005	46

Notes to Financial Statements	47

    HANSEN, BARNETT & MAXWELL, P.C.

       A Professional Corporation

Registered with the Public Company

CERTIFIED PUBLIC ACCOUNTANTS

Accounting Oversight Board

          5 Triad Center, Suite 750

     Salt Lake City, UT 84180-1128

          Phone: (801) 532-2200

           Fax: (801) 532-7944

           www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Hidden Splendor Resources, Inc.

We have audited the accompanying balance sheets of Hidden Splendor Resources, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hidden Splendor Resources, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant losses during the years ended December 31, 2006 and 2005 and negative cash flows from operating activities during the year ended December 31, 2005. As of December 31, 2006, the Company had an accumulated deficit of $2,559,843, and negative working capital of $2,666,952. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1, the accompanying 2005 financial statements have been restated to include the effects of a valuation against the income tax asset, a recomputation of the asset retirement obligation and an accrual for unpaid excise tax.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

July 25, 2007, except for Note 1 regarding Reddi Brake Supply Corporation and Note 9 as to which the date is August 10, 2007

Hidden Splendor Resources, Inc.

Balance Sheets

	March 31,	December 31,
	2007	2006	2005
Assets	(Unaudited)		(Restated)
Current Assets:
Cash and cash equivalents	$25	$25	$676,886
Accounts receivable	147,423	91,689	29,707
Related party receivable	21,742	100,849	21,742
Supplies and coal inventory	242,600	242,600	166,612
Employee receivable	121,960	121,960	-
Total current assets	533,750	557,123	894,947

Deposits	27,225	27,225	27,225
Property and equipment
Property and equipment	10,814,818	9,391,435	7,363,923
Land and mineral rights	349,823	349,823	349,823
	11,164,641	9,741,258	7,713,746
Less: accumulated depreciation and amortization	2,886,988	2,550,865	1,685,414
Net property and equipment	8,277,653	7,190,393	6,028,332

Total assets	$8,838,628	$7,774,741	$6,950,504

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Checks written in excess of cash in bank	$13,857	$74,248	$-
Line of credit agreement	506,034	105,962	200,075
Short-term related party debt	855,000	230,000	-
Accounts payable	1,817,272	1,104,403	346,179
Accrued expenses	1,163,082	1,080,672	797,177
Related party payable	37,862	-	210,152
Current maturities of long-term debt	711,453	628,790	1,045,416
Stockholder loan payable	-	-	1,875,254
Total current liabilities	5,104,560	3,224,075	4,474,253

Long-term liabilities:
Long-term debt, net of current maturities	3,683,077	3,861,114	3,174,086
Asset retirement obligation	165,486	162,141	149,784

Total long-term liabilities	3,848,563	4,023,255	3,323,870
Total liabilities	8,953,123	7,247,330	7,798,123

Stockholders' equity (deficit):
Preferred stock
2,500,000 shares authorized at $0.0001 par value;
0 shares issued and outstanding	-	-	-
Common stock
100,000,000 shares authorized at $0.0001 par value;
52,945,200 shares issued and outstanding	5,295	5,295	5,295
Additional paid-in capital	3,180,316	3,081,959	6,705
Accumulated deficit	(3,300,106)	(2,559,843)	(859,619)
Total stockholders' equity (deficit)	(114,495)	527,411	(847,619)
Total liabilities and stockholders' equity (deficit)	$8,838,628	$7,774,741	$6,950,504

The accompanying notes are an integral part of these consolidated financial statements.

Hidden Splendor Resources, Inc.

Statements of Operations

	For the Three Months		For the Years Ended
	Ended March 31,		December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)		(Restated)
Revenue:
Coal sales	$1,146,315	$1,512,350	$5,821,225	$5,465,793

Costs and expenses
Coal production costs	1,120,147	1,204,429	4,857,109	3,466,478
Depreciation and amortization	336,123	313,815	865,451	997,370
General and administrative expenses	343,500	735,765	2,126,637	2,821,599
Total costs and expenses	1,799,770	2,254,009	7,849,197	7,285,447

Loss from operations	(653,455)	(741,659)	(2,027,972)	(1,819,654)

Other income (expenses):
Realized gain on investment	-	-	200,000	1,524,914
Other income (expense)	-	(160)	527,060	54,368
Interest income	147	-	22,107	-
Loss on sale of asset	-	-	(2,857)	-
Interest expense	(86,955)	(111,276)	(418,562)	(263,437)

Total other income (expenses), net	(86,808)	(111,436)	327,748	1,315,845

Net Loss	$(740,263)	$(853,095)	$(1,700,224)	$(503,809)

Basic and Diluted Loss Per Share	$(0.01)	$(0.02)	$(0.03)	$(0.01)

Weighted-Average Shares Outstanding	52,945,200	52,945,200	52,945,200	52,945,200

The accompanying notes are an integral part of these consolidated financial statements.

Hidden Splendor Resources, Inc.

Statements of Stockholders’ Equity (Deficit)

			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Capital	Deficit	Income	Equity
Balance, December 31, 2004	52,945,200	$5,295	$6,705	$(355,810)	$2,115,750	$1,771,940

Net loss (Restated)	-	-	-	(503,809)	-	(503,809)

Change in accumulated other
comprehensive income	-	-	-	-	(2,115,750)	(2,115,750)

Balance, December 31, 2005	52,945,200	5,295	6,705	(859,619)	-	(847,619)

Conversion of shareholder
loan payable to stockholders'
equity without the
issuance of additional
shares of common stock		-	3,075,254	-	-	3,075,254

Net loss	-	-	-	(1,700,224)	-	(1,700,224)

Balance, December 31, 2006	52,945,200	5,295	3,081,959	(2,559,843)	-	527,411

Capital contribution	-	-	98,357	-	-	98,357

Net loss (Unaudited)	-	-	-	(740,263)	-	(740,263)

Balance, March 31, 2007
(Unaudited)	52,945,200	$5,295	$3,180,316	$(3,300,106)	$-	$(114,495)

Hidden Splendor Resources, Inc.

Statements of Cash Flows

	For the Three Months Ended		For the Years Ended
	March 31,		December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(740,263)	$(853,095)	$(1,700,224)	$(503,809)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	336,123	313,815	865,451	997,370
Realized gain on sale of securities	-	-	-	(1,524,914)
Realized loss on sale of property
and equipment	-	-	2,857	-
Changes in current assets and liabilities:
Accounts receivables	(55,734)	(42,097)	(61,982)	48,534
Supplies and coal inventory	-	(10,499)	(75,989)	212,824
Accounts payable	712,869	54,038	758,224	99,613
Other payables and accrued expenses	25,364	83,936	410,954	200,856

Net Cash Provided by (Used in)
Operating Activities	278,359	(453,902)	199,291	(469,526)

Cash Flows from Investing Activities:
Capital expenditures	(1,423,383)	(202,965)	(2,071,222)	(2,826,825)
Proceeds from sale of securities	-	-	-	1,524,914
Receivable from related parties and employees	79,107	(328,605)	(201,067)	100,000

Net Cash Used in Investing Activities	(1,344,276)	(531,570)	(2,272,289)	(1,201,911)

Cash Flows from Financing Activities:
Proceeds from line of credit	400,072	-	-	100,000
Payments on line of credit	-	-	(94,113)	-
Proceeds from related party short-term notes	300,000	-	-	-
Proceeds on related party long-term notes	362,862	-	230,000	210,152
Payments on related party long-term notes	-	(16,590)	(210,152)	-
Proceeds on long-term debt	-	634,862	1,156,648	1,756,564
Payments on long-term debt	(95,374)	(122,058)	(886,246)	(580,051)
Proceeds from increase in shareholder
loan payable	-	-	1,200,000	525,000
Proceeds from capital contributions	98,357	-	-	-

Net Cash Provided by Financing Activities	1,065,917	496,214	1,396,137	2,011,665

Net Increase (Decrease) in
Cash and Cash Equivalents	-	(489,258)	(676,861)	340,228
Cash and Cash Equivalents at Beginning of Period	25	676,886	676,886	336,658

Cash and Cash Equivalents at End of Period	$25	$187,628	$25	$676,886

Supplemental information
Cash paid for interest	$86,955	$111,276	$418,562	$263,437

Noncash investing and financing activities
Conversion of shareholder loan to paid-in capital	$-	$-	$3,075,254	$-

The accompanying notes are an integral part of these consolidated financial statements.

Hidden Splendor Resources, Inc.

Notes to Financial Statements

(Information as of March 31, 2007 and for the Three Months Ended

March 31, 2007 and 2006 is Unaudited)

Note 1:

Summary of Significant Accounting Policies:

Nature of Operations - Hidden Splendor Resources, Inc. (“the Company”) is a coal mining company located in Helper, Utah. The Company operates a coal mine that covers approximately 1,288 acres.  Daily coal production is delivered to a coal brokerage company at the mine site.

In August 2007, the Company consummated a Share Exchange Agreement whereby all of its shares were acquired by Reddi Brake Supply Corporation, a Nevada Corporation, (“Reddi Brake”) in exchange for 52,945,200 shares of Reddi Brake (Note 9).  This transaction has been recognized as a reverse acquisition whereby the assets and liabilities of the Company remain at their historical costs.  The accompanying financial statements have been restated on a retroactive basis to present the capital structure of the Company as though it were the reporting entity Reddi Brake.

Interim Unaudited Financial Statements - The accompanying unaudited financial statements of the Company at March 31, 2007 and for the three months ended March 31, 2007 and 2006 reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of Management, are necessary to present fairly the financial position and results of operations of the Company. Operating results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates. Changes in the future estimated coal reserves or the estimated future cash flows attributable to the reserves that are utilized for impairment analysis could have a significant impact on the future results of operations.

Revenue Recognition - The Company’s revenues are generated under a long-term sales contract with a single coal brokerage company.  Revenues from coal sales are recognized when the coal is delivered to the coal brokerage company and is recorded in the month the product is delivered to the purchaser. At the end of each month, the amount of coal delivered to the coal brokerage is estimated. Variances between estimated revenue and actual payment are recorded in the month the payment is received; however, differences have been minimal.

The sales contract, which was entered into on March 1, 2004, calls for 1,110,000 tons of coal to be delivered to the coal brokerage company. The base prices are set at $20.75 per ton for the first 110,000 tons, $21.88 for the next 500,000 tons and $24.00 for the next 500,000 tons. These base prices are subject to adjustment based on variations in the quality of the coal shipped each week as determined by a heating value factor.

Cash and Cash Equivalents - For purposes of reporting cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, have exceeded federally insured limits.

Accounts Receivable - The Company's receivables are mainly from the Company's coal broker and are collected within a few weeks of production and shipment.  As such no allowance for doubtful accounts is considered necessary.

Inventory - Inventory consists of consumable materials and is valued at the lower of cost (first-in, first out) or market.

Supplies - Supplies consist of consumable materials and are valued at the lower of cost (first-in, first out) or market.

Hidden Splendor Resources, Inc.

Notes to Financial Statements

(Information as of March 31, 2007 and for the Three Months Ended

March 31, 2007 and 2006 is Unaudited)

Property and Equipment - Property and equipment are carried at cost and include expenditures for new facilities and those expenditures that substantially increase the productive lives of existing equipment. The Company accounts for equipment exchanges in accordance with Statement of Financial Accounting Standards No. 153 “Exchanges of Non-monetary Assets-an amendment of APB Opinion No. 29.” Maintenance and repair costs are expensed as incurred. Mineral rights and development costs are amortized based upon estimated recoverable proven and probable reserves.

Property and equipment are depreciated on a straight-line basis over the assets’ estimated useful lives. Fully depreciated property and equipment still in use are not eliminated from the accounts.

The Company assesses the carrying value of its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing estimated undiscounted cash flows expected to be generated from such assets to their net book value. If net book value exceeds estimated cash flows, the asset is written down to fair value. When an asset is retired or sold, its cost and related accumulated depreciation and amortization are removed from the accounts. The difference between the net book value of the asset and proceeds on disposition is recorded as a gain or loss.

All capitalized costs of coal properties, including the estimated future costs to develop probable reserves and estimated future costs to abandon mines and costs of site restoration, are amortized on the unit-of-production method using estimates of probable reserves as determined by independent engineers. Investments in unproved properties and major development projects are not amortized until probable reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Asset Retirement Obligations - SFAS No. 143, “Accounting for Asset Retirement Obligations,” addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company’s asset retirement obligation (“ARO”) liabilities primarily consist of estimated costs related to reclaiming mines and related facilities in accordance with federal and state reclamation laws as defined by each mining permit.

The Company estimates its ARO liabilities for final reclamation and mine closure based upon detailed engineering calculations of the amount and timing of the future costs for a third party to perform the required work. Cost estimates are escalated for inflation, and then discounted at the credit-adjusted risk-free rate. The Company records an ARO asset associated with the initial recorded liability.

The ARO asset is amortized based on the units of production method over the estimated recoverable and  probable reserves at the related mine, and the ARO liability is accreted to the projected settlement date. Changes in estimates could occur due to revisions of mine plans, changes in estimated costs, and changes in timing of the performance of reclamation activities.

The reclamation plan calls for a bonding and insurance requirement. The bond is the deed to residential property owned personally by the shareholders.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes.

Hidden Splendor Resources, Inc.

Notes to Financial Statements

(Information as of March 31, 2007 and for the Three Months Ended

March 31, 2007 and 2006 is Unaudited)

Basic and Diluted Loss per Share – Basic and diluted loss per share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding during the year.

Diluted loss per share is calculated to give effect to potentially issuable dilutive common shares. There are no potentially issuable shares that would affect diluted loss per share for any of the periods presented.

Recent Accounting Pronouncements - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 will be applied prospectively and is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. SFAS 157 is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No 159, The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No 115 (“SFAS 159”).  SFAS 159 allows measurement at fair value of eligible financial assets and liabilities that are not otherwise measured at fair value. If the fair value option for an eligible item is elected, unrealized gains and losses for that item will be reported in the results of operations of each subsequent reporting period.

SFAS 159 also establishes presentation and disclosure requirements designed to draw comparison between the different measurements attributes the Company elects for similar types of assets and liabilities. This statement is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the application of the fair value option and its effect on its financial position and results of operations.

Restatement of 2005 Financial Statements – The Company has restated its financial statements as of December 31, 2005 and for the year then ended as follows:

	As Previously	Effect of
	Reported	Restatement	As Restated

For the Year Ended December 31, 2005
General and administrative expense	$2,572,283	$249,316	$2,821,599
Income tax benefit	(100,166)	100,166	-
Net loss	(162,870)	(340,939)	(503,809)
Basic and diluted loss per share	(0.00)	(0.01)	(0.01)

As of December 31, 2005
Capitalized asset retirement costs, net	$300,279	$(177,005)	$123,274
Deferred tax asset	400,566	(400,566)	-
Total assets	7,528,075	(577,571)	6,950,504
Accrued expenses	239,880	557,297	797,177
Asset retirement obligation	343,952	(194,168)	149,784
Deferred tax liability	32,590	(32,590)	-
Long-term liabilities	3,550,628	(226,758)	3,323,870
Stockholders' equity (deficit)	$60,491	$(908,110)	$(847,619)

The following is a summary of the significant reasons for the restatement:

•

The income tax benefit and the related tax asset and liability were provided with a valuation allowance for the full amount as the likelihood of realization was not substantive

•

The asset retirement obligation and the related capitalized asset retirement cost were recomputed as described above

•

Accrued expenses were adjusted to account for an unpaid excise tax

Hidden Splendor Resources, Inc.

Notes to Financial Statements

(Information as of March 31, 2007 and for the Three Months Ended

March 31, 2007 and 2006 is Unaudited)

Note 2:

Business Condition

As of March 31, 2007 and December 31, 2006 the Company had a working capital deficiency of $4,570,810 and $2,666,952, respectively, as well as an accumulated deficit of $3,300,106 and $2,559,843, respectively. In addition, during the years ended December 31, 2006 and 2005 the Company suffered net losses of $1,700,224 and $503,809, respectively. The Company also had negative cash flows from operating activities of $469,526 for the year ended December 31, 2005.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to fund its operations with the proceeds from the public issuance of equity securities with other shareholder contributions making up any remaining deficits. There can be no assurance that management’s plans will be successful.

Note 3:

Property and Equipment

Property and equipment consist of the following:

	March 31,	December 31,
	2007	2006	2005
	(Unaudited)
Mining equipment	$10,684,405	$9,261,022	$7,166,951
Vehicles	107,913	107,913	138,763
Office equipment	22,500	22,500	58,209
Land and mineral rights	349,823	349,823	349,823

Total	11,164,641	9,741,258	7,713,746
Less accumulated depreciation and amortization	(2,886,988)	(2,550,865)	(1,685,414)

Net property and equipment	$8,277,653	$7,190,393	$6,028,332

The capitalized asset retirement cost is amortized based on the units of production method over the estimated reserves at the related mine, as discussed in Note 1. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which were as follows:

Life
Mining equipment	5-7 years
Office equipment	5-7 years
Vehicles	5-7 years

Depreciation and amortization expense was $336,123 and $313,815 for the three months ended March 31, 2007 and 2006, respectively, and $865,451 and $997,370 for the years ended December 31, 2006 and 2005, respectively.

Hidden Splendor Resources, Inc.

Notes to Financial Statements

(Information as of March 31, 2007 and for the Three Months Ended

March 31, 2007 and 2006 is Unaudited)

Note 4: Long-Term and Short-Term Debt:

Long-term and short-term debt consists of the following:

	Interest	March 31,	December 31,
	Rate	2007	2006	2005
		(Unaudited)
Line of credit payable to a bank, secured by
Company assets, guaranteed by shareholders,	10.25% -
maximum $506,034, balance due September 2007.	11.25%	$506,034	$105,962	$200,075

Short-term note payable to related party,
unsecured, balance of principal and
interest due March 2008.	8.00%	$300,000	$-	$-

Short-term note payable to shareholders,
unsecured, no interest rate, due on demand.	n/a	555,000	230,000	-

Total short-term related party debt		$855,000	$230,000	$-

Note payable, secured by Company assets,
guaranteed by shareholders, aggregate
monthly principal and interest payments	8.00% -
of $48,850, due March 2011.	11.00%	$2,272,399	$2,325,890	$2,646,365

Note payable, secured by Company assets,
guaranteed by shareholders, aggregate
monthly principal and interest payments	8.25% -
of $37,544, due February 2013.	9.25%	2,122,131	2,164,014	1,263,766

Note payable, repaid in 2006,	4.50%	-	-	21,906

Note payable, repaid in 2006.	7.00%	-	-	287,465

Total notes payable		4,394,530	4,489,904	4,219,502
Current portion of long-term debt		(711,453)	(628,790)	(1,045,416)

Long-term debt at balance sheet date		$3,683,077	$3,861,114	$3,174,086

Aggregate maturities of short-term and long-term debt over the next five years as of December 31, 2006 are as follows:

Year Ending December 31
2007	$964,752
2008	678,839
2009	752,759
2010	834,810
2011	1,086,855
Thereafter	507,851
$4,825,866

Hidden Splendor Resources, Inc.

Notes to Financial Statements

(Information as of March 31, 2007 and for the Three Months Ended

March 31, 2007 and 2006 is Unaudited)

Note 5:

Stockholders’ Equity:

The Company’s Articles of Incorporation allow for 2,500,000 shares of $0.0001 par value each, which shares shall be designated “Preferred Stock” and which may be issued in one or more series at the discretion of the Board of Directors.

Note 6:

Related Party Activity:

During the year ended December 31, 2005 there were unsecured advances made to the Company by a stockholder in the amount of $1,875,254 for working capital purposes. During the year ended December 31, 2006 the loan increased to $3,075,254 and in December 2006 this loan was converted into equity as capital paid into the Company by stockholders. No additional shares were issued as a result of this conversion.

A significant amount of supplies and equipment are purchased from a company owned by the principal stockholders of the Company.  Expenses for supplies and equipment purchased from this company were $194,015, $290,578 and $385,307 for the three months ended March 31, 2007 and the years ended December 31, 2006 and 2005, respectively. These items are classified as a related party payable at March 31, 2007, December 31, 2006 and 2005 and were $37,862, $0 and $210,152, respectively.  Hidden Splendor also occasionally advances funds to this entity and had a related party receivable of $21,742, $100,849 and $21,742 at March 31, 2007, December 31, 2006 and 2005, respectively. These related party payables and receivables with this company are due to be settled on a short-term basis.

The Company had short-term related party debt in the amount of $855,000, $230,000 and $0 at March 31, 2007, December 31, 2006 and 2005, respectively. This amount consists of loans made to the Company from stockholders and relatives of stockholders. These loans are unsecured notes that bear interest at 8% and complete repayment of principal and interest is due within one year.

At both March 31, 2007 and December 31, 2006, the Company has an employee receivable in the amount of $121,960. This balance consists of funds advanced from the Company to one employee. It is expected that this amount will be settled within a year.

Note 7:

Commitments and Contingencies:

In April of 2003, the Company entered into a coal lease agreement with the U.S. Bureau of Land Management (BLM).  Rental payments of $3,867 are payable to the BLM by the first of September each year.  In addition, a royalty payment of 5% of gross sales for production up to 900,000 tons is due to the BLM each month.  The Company is also required to make payments each quarter to the Bureau of Land Reclamation.  The payment is equal to $.15 per ton of coal mined.

Mining operations are subject to conditions that can impact the safety of our workforce or delay coal deliveries or increase the cost of mining for varying lengths of time. These conditions include fires and explosions from methane gas or coal dust; accidental minewater discharges; weather, flooding and natural disasters; unexpected maintenance problems; key equipment failures; variations in coal seam thickness; variations in the amount of rock and soil overlying the coal deposit; variations in rock and other natural materials and variations in geologic conditions.

Coal mining, especially underground coal mining, is inherently dangerous and great care must be taken to assure safe, continued operations. Past experiences of others in the industry indicate that lapses in safety practices can result in catastrophic collapse of a coal mining operation.  Even when best mining practices are strictly observed, natural disasters such as an earthquake could possibly destroy a coal mine’s operations.  Any catastrophic event at the coal mine which would close the mine for an extended period of time likely would cause the failure of operations. The Company maintains insurance policies that provide limited coverage for some of these risks, although there can be no assurance that these risks would be fully covered by these insurance policies. Despite the Company’s efforts, significant mine accidents could occur and have a substantial impact.  Such impact resulting from accidents could take the form of increased premiums on insurance policies, litigation, fines and penalties imposed by regulating agencies.

Hidden Splendor Resources, Inc.

Notes to Financial Statements

(Information as of March 31, 2007 and for the Three Months Ended

March 31, 2007 and 2006 is Unaudited)

Note 8:

Income Tax Expense:

At December 31, 2006, the Company has unused federal and state net operating loss carryforwards available of approximately $4,546,334 which may be applied against future taxable income, if any, and which expire in various years from 2025 through 2027. The Internal Revenue Code contains provisions which likely will reduce or limit the availability and utilization of these net operating loss carryforwards. For example, limitations are imposed on the utilization of net operating loss carryforwards if certain ownership changes have taken place or will take place. The Company has not performed an analysis to determine whether any such limitations have occurred.

The temporary differences and carryforwards which give rise to the deferred income tax assets as of December 31, 2006 and 2005 are as follows:

	2006	2005
Depreciation expense	$(347,112)	$(32,590)
Federal and Utah net operating loss carryovers	1,695,783	747,077
Total deferred income tax assets	1,348,671	714,487
Valuation allowance	(1,348,671)	(714,487)
Net deferred income tax asset	$-	$-

A reconciliation of income taxes at the federal statutory rate to actual income tax expense is as follows:

	2006	2005
Federal benefit at statutory rate (34%)	$(578,077)	$(171,295)
State income taxes, net of federal tax	(56,107)	(16,626)
Valuation allowance	634,184	187,921
Net tax expense	$-	$-

Note 9:

Subsequent Event (Unaudited):

On August 10, 2007, an Agreement was entered into between the Company and Reddi Brake Supply Corporation (“Reddi”). Pursuant to the Agreement, Reddi agreed to issue 52,945,200 shares of its common stock to the shareholders of the Company, in exchange for 100% of the issued and outstanding shares of the Company. At the time of this transaction 5,882,800 shares of Reddi remained outstanding. Reddi had a stockholders’ deficit of $418,850 at March 31, 2007. This transaction was accounted for by the Company as a reverse acquisition with Hidden Splendor Resources as the surviving entity. The financial statements of the Company have been restated to reflect the shares issued as outstanding for all periods presented on a retroactive basis. The terms of the Agreement were consummated on August 10, 2007 and the prior shareholders of the Company now own 90% of the equity interests of Reddi and control of the Company did not change hands as a result of this transaction.

On June 15, 2007, Hidden Splendor Resources issued a $500,000 for cash note to an individual who is a relative of shareholders of the Company. The note bears  interest at 8.25% and principal and accrued interest are due June 15, 2008. The note is secured by 1,014,984 shares of the Company’s common stock held by a majority shareholder.

Reddi Brake Supply Corporation

Unaudited Condensed Consolidated Pro Forma Financial Information

On August 10, 2007, Hidden Splendor Resources, Inc. (“HSR”) consummated an acquisition agreement with Reddi Brake Supply Corporation (“Reddi”) whereby Reddi acquired all of the outstanding common stock of HSR in exchange for the issuance of 52,945,200 shares of common stock, which shares represented 90% of the Reddi common stock outstanding after the transaction. Accordingly, HSR acquired Reddi for financial reporting purposes. The transaction was recognized as a reverse stock split of the HSR common stock outstanding. The acquisition of Reddi was recognized as the issuance of the 5,882,800 shares of Reddi common stock that remained outstanding for no consideration.

The accompanying unaudited condensed pro forma consolidated balance sheet presents the consolidated financial position of HSR and Reddi as though the reorganization of HSR into Reddi and the acquisition of Reddi had occurred on March 31, 2007. The accompanying unaudited condensed pro forma consolidated statements of operations for the three months ended March 31, 2007 and for the year ended December 31, 2006 present the operations of the combined entities as though the reorganization and acquisition had occurred at the beginning of each of those periods.

The unaudited condensed pro forma consolidated financial information is for illustrative purposes and is not necessarily the financial position and results of operations that would have occurred had the reorganization and acquisition actually occurred on those dates or for any other period.

On May 16, 2007, Reddi effected a forward stock split of its authorized and issued common stock on a two for one share basis. All references in these unaudited condensed consolidated proforma financial statements to the number of shares outstanding and per share amounts of HSR and Reddi's common stock have been restated to reflect the effect of the forward stock split for all periods presented.

Reddi Brake Supply Corporation

Unaudited Condensed Consolidated Pro Forma Balance Sheets

March 31, 2007

	Hidden	Reddi
	Splendor	Brake
	Resources,	Supply	Pro Forma		Pro Forma
	Inc.	Corporation	Adjustments		Results

ASSETS:
Current Assets:
Cash and cash equivalents	$25	$-	$-		$25
Accounts receivable	147,423	-	-		147,423
Related party receivable	21,742	-	-		21,742
Supplies and coal inventory	242,600	-	-		242,600
Employee receivable	121,960	-	-		121,960
Total Current Assets	533,750	-	-		533,750

Deposits	27,225	-	-		27,225

Property and equipment	10,814,818	-	-		10,814,818
Land and mineral rights	349,823	-	-		349,823
	11,164,641	-	-		11,164,641
Less: accumulated depreciation and amortization	2,886,988	-	-		2,886,988
Net property and equipment	8,277,653	-	-		8,277,653
TOTAL ASSETS	$8,838,628	$-	$-		$8,838,628

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current Liabilities:
Checks written in excess of cash in bank	$13,857	$-	$-		$13,857
Line of credit agreement	506,034	-	-		506,034
Short-term related party debt	855,000	-	-		855,000
Accounts payable	1,817,272	30,225	(30,225)	A	1,817,272
Accrued expenses	1,163,082	-	-		1,163,082
Related party payable	37,862	388,625	(388,625)	A	37,862
Current maturities of long-term debt	711,453	-	-		711,453

Total Current Liabilities	5,104,560	418,850	(418,850)		5,104,560

Long-term liabilities:
Long-term debt, net of current maturities	3,683,077	-	-		3,683,077
Asset retirement obligation	165,486	-	-		165,486

Total long-term liabilities	3,848,563	-	-		3,848,563
Total Liabilities	8,953,123	418,850	(418,850)		8,953,123

Stockholders' Deficit
Preferred stock	-	-	-		-
Common stock	5,295	464	124	B	5,883
Additional paid-in capital	3,180,316	37,408,944	418,850	A
	-	-	(38,328,490)	C
	-	-	127,616	B	2,807,236
Accumulated deficit	(3,300,106)	(37,828,258)	38,328,490	C
	-	-	(127,740)	B	(2,927,614)

Total Stockholders' Deficit	(114,495)	(418,850)	418,850		(114,495)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$8,838,628	$-	$-		$8,838,628

Reddi Brake Supply Corporation

Unaudited Condensed Consolidated Pro Forma Statement of Operations

For the Three Months Ended March 31, 2007

	Hidden	Reddi
	Splendor	Brake Supply	Pro Forma		Pro Forma
	Resources, Inc.	Corporation	Adjustments		Results
Revenue:
Coal sales	$1,146,315	$-	$-		$1,146,315

Costs and expenses
Coal production expense	1,120,147	-	-		1,120,147
Depreciation and amortization	336,123	-	-		336,123
General and administrative expenses	343,500	37,892	127,740	B	509,132
Total costs and expenses	1,799,770	37,892	127,740		1,965,402

Loss from operations	(653,455)	(37,892)	(127,740)		(819,087)

Other income (expenses):
Realized gain on investment	-	-	-		-
Other income (expense)	-	-	-		-
Interest income	147	-	-		147
Loss on sale of asset	-	-	-		-
Interest expense	(86,955)	-	-		(86,955)

Total other income (expenses), net	(86,808)	-	-		(86,808)

Net Loss	$(740,263)	$(37,892)	$(127,740)		$(905,895)

Basic and Diluted Loss Per Share					$(0.02)

Weighted-Average Shares Outstanding					58,828,000

Reddi Brake Supply Corporation

Unaudited Condensed Consolidated Pro Forma Statement of Operations

For the Year Ended December 31, 2006

		Reddi
	Hidden	Brake
	Splendor	Supply	Pro Forma		Pro Forma
	Resources, Inc.	Corporation	Adjustments		Results
Revenue:
Coal sales	$5,821,225	$-	$-		$5,821,225

Costs and expenses
Coal production expense	4,857,109	-	-		4,857,109
Depreciation and amortization	865,451	-	-		865,451
General and administrative expenses	2,126,637	140,356	127,740	B	2,394,733
Total costs and expenses	7,849,197	140,356	127,740		8,117,293

Loss from operations	(2,027,972)	(140,356)	(127,740)		(2,296,068)

Other income (expenses):
Realized gain on investment	200,000	-	-		200,000
Other income (expense)	527,060	-	-		527,060
Interest income	22,107	-	-		22,107
Loss on sale of asset	(2,857)	-	-		(2,857)
Interest expense	(418,562)	-	-		(418,562)

Total other income (expenses), net	327,748	-	-		327,748

Net Loss	$(1,700,224)	$(140,356)	$(127,740)		$(1,968,320)

Basic and Diluted Loss Per Share					$(0.03)

Weighted-Average Shares Outstanding					58,828,000

Reddi Brake Supply Corporation

Notes to the Unaudited Condensed Consolidated Pro Forma Financial Information

A.

The agreement contemplates that on the effective date, Reddi’s liabilities shall be extinguished. These adjustments eliminate all of Reddi’s liabilities by a contribution to paid-in capital.

B.

To record the issuance of 902,000 shares of common stock to settle outstanding liabilities of Reddi and 290,000 shares of common stock for services at fair value of the shares on April 27, 2007, the date of issuance of the shares. Also, to record the issuance of 52,000 shares of common stock for services at fair value of the shares on July 30, 2007.

C.

To record the reverse acquisition of Reddi by effectively issuing 5,882,800 shares of common stock that remained outstanding, for no consideration.

PART III

Item 1.

Index to Exhibits

The numbering in the following list of exhibits tracks the numbers for exhibits identified in Item 601 of Regulation S-B promulgated by the Securities and Exchange Commission.  Not all numbered exhibits under Item 601 are required to be filed in a Form 10-SB, and therefore some numbers of exhibits are not included hereunder:

Exhibit No.	Item	Description of Exhibit Supplied
(2)	Plan of purchase, sale, reorganization, arrangement, liquidation or succession	Exchange Agreement Between Hidden Splendor Resources, Inc. and Reddi Brake Supply Corp. dated August 10, 2007
(3)(i)	Articles of Incorporation	See Note (1)
(3)(i)	Articles of Amendment to the Articles of Incorporation	See Note (1)
(3)(i)	Articles of Amendment to the Articles of Incorporation	See Note (1)
(3)(i)	Articles of Amendment to the Articles of Incorporation	See Note (1)
(3)(i)	Articles of Amendment to the Articles of Incorporation	See Note (1)
(3)(i)	Articles of Amendment to the Articles of Incorporation	See Note (1)
(3)(ii)	Bylaws	See Note (1)
(4)	Instruments defining the rights of securities holders, including indentures: Certificate of Designation for Preferred Class C Stock	See Note (2)
(4)	Instruments defining the rights of securities holders, including indentures: Certificate of Designation for Preferred Class B Stock	See Note (3)
(9)	Voting Trust Agreements	None
(10)	Material Contracts	See Exhibit (2) above.
(11)	Statement re: computation of per share earnings	Earnings per share can be clearly determined from financial statements filed with this report.
(16)	Letter on change in certifying accountant	None
(21)	Subsidiaries of the small business issuer	The only subsidiary of Reddi Brake is Hidden Splendor Resources, Inc. Hidden Splendor has no subsidiaries.
(24)	Power of attorney	None
(99)	Additional Exhibits	None
(100)	XBRL-Related Documents	None

Note (1) - Filed as an Exhibit on Form 10-KSB for the fiscal year ended June 30, 1999 and filed March 20, 2000, is incorporated herein by reference.

Note (2) - Filed as an Exhibit on Form 8-K, which was filed on June 23, 2000, and is incorporated herein by reference

Note (3)  - Filed as an Exhibit on Form 10-KSB for the fiscal year ended June 30, 2001, and filed October 1, 2001, is incorporated herein by reference.

Note (4)  - Filed as an Exhibit on Form 10-KSB for the fiscal year ended June 30, 2006, and filed October 10, 2006, is incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On August 10, 2007, we completed the transaction under the terms of which we acquired all of the issued and outstanding shares of a company known as Hidden Splendor Resources, Inc. from the shareholders of that corporation.  In exchange for the shares of Hidden Splendor, we issued 52,945,200 shares of our common stock to the shareholders of Hidden Splendor, who sold their shares to Reddi Brake.  The issuance of our shares to these shareholders is made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated thereunder.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.

Reference is made to the disclosures set forth under Item 2.01 of this report, which disclosure is incorporated herein by this reference.

As a result of the closing of the transaction between Reddi Brake and Hidden Splendor on August 10, 2007, the former stockholders of Hidden Splendor own 90% of the total outstanding shares of the common stock of Reddi Brake, and own 90% of the total voting power of all our outstanding securities.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENT OF CERTAIN OFFICERS.

As part of the closing of the transaction between Reddi Brake and Hidden Splendor referred to in Item 2.01 of this report, all of the officers and directors of Reddi Brake in office prior to August 10, 2007, tendered their resignation.  Prior to tendering their resignation as directors, those individuals appointed the following as officers and directors of Reddi Brake as of August 10, 2007:

Name	Position

Cecil Ann Walker	Board Chair, Director

Alexander H. Walker III	Director, President and CEO

Daniel K. Baker	Vice President, Coal Operations,
Chief Operating Officer

Alexander H. Walker, Jr.	Director and Secretary

Amanda Cardinalli	Director

The resignations of the officers and directors of Reddi Brake are not in connection with any known disagreement with the Company on any matter.  A copy of this report has been provided to the officers and directors who have resigned, and they have been provided with an opportunity to furnish us, as promptly as possible, with a letter addressed to us stating whether they agree with the statements made by us in this report, and if not, stating the respects in which they do not agree.  We have received no letters from such officers and directors in that regard.

For certain biographical and other information regarding the newly-appointed officers and directors of the Company, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by this reference.

ITEM 5.03  CHANGE IN FISCAL YEAR.

On August 10, 2007, the new board of directors of the Company adopted a change in our fiscal year from June 30 to December 31.  This change is being effected in connection with the acquisition of Hidden Splendor Resources, Inc. described in Item 2.01 above, and was undertaken in order to create the same fiscal year-end for both Reddi Brake and its wholly-owned subsidiary, Hidden Splendor Resources, Inc.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS.

Reference is made to the disclosures set forth under Items 2.01 and 5.01 of this report, which disclosure is incorporated herein by this reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Applicable financial statements and pro forma financial information is contained in Item 2.01 of this report, and such disclosure is incorporated herein by this reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

REDDI BRAKE SUPPLY CORPORATION

Date: August 13, 2007

By: /s/ Alexander H. Walker III

Alexander H. Walker III, Chief Executive Officer